As filed with the Securities and Exchange Commission on June 4, 2015.

Registration No. 333-___________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PERSHING GOLD CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	7812	26-0657736
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

1658 Cole Boulevard

Building 6-Suite 210

Lakewood, CO 80401

720-974-7254

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Stephen Alfers

President and Chief Executive Officer

1658 Cole Boulevard

Building 6-Suite 210

Lakewood, CO 80401

720-974-7254

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

With copies to:

Deborah J. Friedman

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

303-892-9400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common stock, par value $.0001 per share(3)	49,453,635	$0.32	(4)	$15,825,163	$1,839
Total	49,453,635	$0.32	(4)	$15,825,163	$1,839

(1)	Pursuant to Rule 416(b) under the Securities Act of 1933, as amended, the shares of common stock offered hereby also include an indeterminate number of additional shares of common stock as may from time to time become issuable by reason of stock splits or stock dividends.

(2)	Pursuant to Rule 457(a) under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum offering price.

(3)	The shares of common stock will be offered under the secondary offering prospectus relating to resales by the selling stockholders of the shares of common stock issued to such selling stockholders.

(4)	Estimated solely for the purpose of calculating the registration fee and based upon the average bid and ask price of the registrant’s common stock as reported on the OTC Markets’ OTCQB on June 1, 2015, in accordance with Rule 457(c) under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED JUNE 4, 2015

49,453,635 Shares

PERSHING GOLD CORPORATION

Common Stock

 PROSPECTUS

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 49,453,635 shares of our common stock, par value $0.0001 per share, which includes (i) 35,324,057 shares issued to the selling stockholders and (ii) 14,129,578 shares issuable upon exercise of the warrants issued to the selling stockholders.  The shares offered hereby were issued to or are issuable pursuant to warrants issued to the selling stockholders in a private placement (the “Private Placement”) completed on April 21, 2015. In the Private Placement we issued 35,324,057 units to certain accredited investors, with each unit consisting of one common share and a warrant to purchase 0.40 common shares at an exercise price of $0.44 per share.

All of the shares of common stock offered by this prospectus are being sold by the selling stockholders. It is anticipated that the selling stockholders will sell these shares of common stock from time to time in one or more transactions, in negotiated transactions or otherwise, at prevailing market prices or at prices otherwise negotiated (see the section entitled “Plan of Distribution” beginning on page 53 of this prospectus).  We will not receive any proceeds from the sale of these shares by the selling stockholders. All expenses of registration incurred in connection with this offering are being borne by us, but all selling and other expenses incurred by the selling stockholders will be borne by the selling stockholders.

Our common stock is quoted on the regulated quotation service of the OTC Markets’ OTCQB under the symbol “PGLC”. On June 1, 2015, the last reported sale price of our common stock as reported on the OTCQB was $0.32 per share.

Investing in our common stock is highly speculative and involves a high degree of risk. You should carefully consider the risks and uncertainties in the section entitled “Risk Factors” beginning on page 6 of this prospectus before making a decision to purchase our stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2015.

You should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

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PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus. It may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” and our historical financial statements and related notes included elsewhere in this prospectus. As used in this prospectus, unless otherwise specified, references to the “Company,” “we,” “our” and “us” refer to Pershing Gold Corporation and, unless otherwise specified, its subsidiaries.

Overview

We are a gold and precious metals exploration company pursuing exploration, development and mining opportunities primarily in Nevada. We are currently focused on exploration at our Relief Canyon properties in Pershing County in northwestern Nevada and, if economically feasible, commencing mining at the Relief Canyon Mine. None of our properties contain proven and probable reserves, and all of our activities on our properties are exploratory in nature.

Business Strategy

Our business strategy is to acquire and advance precious metals exploration properties. We seek properties with known mineralization that are in an advanced stage of exploration and have previously undergone some drilling but are under-explored, which we believe we can advance quickly to increase value.

Relief Canyon Mine Property

Our Relief Canyon property rights currently total approximately 25,000 acres and are comprised of approximately 948 owned unpatented mining claims, 120 owned millsite claims, 172 leased unpatented mining claims, and 2,235 acres of leased and 2,770 acres of subleased private lands.  As currently defined by exploration drilling, most of the Relief Canyon deposit is located on property that is subject to a 2% net smelter return production royalty, with a portion of the deposit located on  property subject to net smelter return production royalties totaling 4.5%.  The rest of the property is subject, under varying circumstances, to net smelter return production royalties ranging from 2% to 5%.

Since acquisition of the Relief Canyon Mine property, our exploration efforts have been focused primarily on expanding the known Relief Canyon Mine deposit. Our 2011–2013 exploration drilling programs expanded the deposit. In March 2014, we reported the following estimate of mineralized material at the Relief Canyon deposit, calculated at a cut-off grade of 0.0046 ounces of gold per ton.

Tons	Average gold grade (ounces per ton)
34,062,000	0.019

“Mineralized material” as used in this registration statement on Form S-1, although permissible under the Securities and Exchange Commission (“SEC”) Guide 7, does not indicate “reserves” by SEC standards.  We cannot be certain that any part of the Relief Canyon deposit will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves.” Investors are cautioned not to assume that all or any part of the mineralized material will be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.

We began a drilling program in 2014 which we completed in early 2015. In this program, we drilled a total of 134 holes, for approximately 74,000 feet, for the purpose of extending and upgrading the current deposit. The 2014 drill results, which include some gold intercepts at significantly higher grades than the average historic grade of the Relief Canyon deposit of approximately one gram per ton, were viewed as positive, and we expect to expand on these results in our 2015 drilling program. We began our 2015 drilling program in May 2015, which is focused on expanding the high-grade zones in the North Target Area where high-grade gold intercepts were recently encountered, as well as expanding the resource to the southwest, northeast, and to the west with step-out drilling from known zones of gold mineralization. Since we acquired Relief Canyon, we have drilled a total of 308 drill holes comprising approximately 165,700 feet at the Relief Canyon Mine property.

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We expect to complete an updated estimate of mineralized material in the second quarter of 2015. Following this updated estimate, we plan to conduct a thorough economic study on Relief Canyon which should provide estimates of potential production rates, cash costs, all-in-sustaining costs, mine life and other key factors. We expect to consider a plan to commence mining and processing based on this economic study.

If we were to decide to pursue the commencement of production at Relief Canyon, additional external financing would be required. Although the Relief Canyon Mine currently has an available leach pad and processing facility and we have senior mine and processing personnel in place, we would be required to obtain mining equipment (which could be through purchase, lease, contract mining or a combination of these), hire employees for the mine and the processing plant, purchase materials and supplies, commence mining, leaching and processing activities, and continue these activities as well as the corporate activities currently conducted for a number of months until sufficient positive cash flow is produced by gold sales to fund all of these ongoing activities. The economic study will include estimates of the amounts of additional external financing required and the time period required prior to achieving sufficient positive cash flow, at assumed gold prices and operating parameters, to fund these expenditures and our operations on an ongoing basis.

Additional external financing could be obtained by the sale of equity or debt securities, asset sales, project or product financing or strategic alternatives, which could include third party purchasers of an interest in the Relief Canyon Mine or other projects or business combinations which could include a sale of the mine or the Company. There are no assurances that we will be successful in raising sufficient financing to commence production at Relief Canyon or to continue our business.

During 2015, we plan to focus primarily on updating the Relief Canyon mineralized material estimate, completing an economic study on the proposed mine, advancing our 2015 drilling program, advancing permit applications related primarily to potential mine expansions and continuing work to develop an economically feasible mining and processing plan. We estimate that costs for these activities for 2015, not including general and administrative costs, will total approximately $5.7 million.

Listing on a National Exchange

We have applied to list our common stock on The NASDAQ Stock Market. In order for our common stock to be listed, we must fulfill certain listing requirements including a minimum stock price for our common stock. At our 2014 Annual and Special Meeting of Stockholders held on December 11, 2014, we received stockholder approval to extend for 12 months the period in which the board of directors is authorized to effect a reverse stock split of our outstanding common stock and to change the allowable exchange ratio to not less than 1-for-4 and not more than 1-for-25. The reverse stock split was first approved by our stockholders at our 2013 Annual and Special Meeting of Stockholders. We expect that a reverse stock split would initially result in an increase in the price per share of our common stock and substantially reduce the risk that a U.S. national securities exchange would decline to list our common stock on the basis of failure to meet the exchange’s minimum stock price. No assurances can be given that, even if we satisfy this listing requirement, our listing on The NASDAQ Stock Market or another U.S. national securities exchange will be approved, or that, if our common stock is listed on The NASDAQ Stock Market or another U.S. national securities exchange, we will be able to satisfy the maintenance requirements for continued listing.

Financial Results

We reported a net loss of approximately $(16.5) million for the year ended December 31, 2014. We reported a net loss of approximately $(4.1) million for the quarter ended March 31, 2015. We expect to incur significant losses into the foreseeable future and our monthly “burn rate” for the remainder of 2015 is expected to be approximately $0.9 million (including approximately $0.4 million for general and administrative costs and $0.5 million for exploration, permitting and additional work at the Relief Canyon Mine). In July 2014 we completed private placements of units comprised of our common stock and warrants for a total of approximately $12.2 million in gross proceeds, in October 2014 we completed a private placement for gross proceeds of $10.0 million, and in April 2015 we completed the Private Placement of units comprised of common stock and warrants for gross proceeds of approximately $11.4 million. We expect to require additional external financing to fund operations and exploration by mid-2016. If we are unable to raise external funding, and eventually generate significant revenues from our claims and properties, we will not be able to earn profits or continue operations. We have no production history upon which to base any assumption as to the likelihood that we will prove successful, and it is uncertain that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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Corporate Information

We were incorporated in Nevada on August 2, 2007 under the name “Excel Global, Inc.” and operated as a web-based service provider and consulting company. On September 27, 2010, we changed our name to “The Empire Sports & Entertainment Holdings Co.” and commenced the promotion and production of sports and entertainment events as our sole line of business which we operated until September 1, 2011 when we exited the sports and entertainment business. We began acquiring mining exploration properties in May 2011, and on May 16, 2011, we changed our name to “Sagebrush Gold Ltd.” and on February 27, 2012 to “Pershing Gold Corporation” due to our focus on exploration for gold in Pershing County, Nevada.

Our principal executive offices are located at 1658 Cole Boulevard, Building 6-Suite 210, Lakewood, CO 80401 and our telephone number is 720-974-7254. We maintain a website at www.pershinggold.com, which contains information about us. Our website and the information contained in and connected to it are not a part of this prospectus.

THE OFFERING

Common stock offered by the selling stockholders:	49,453,635 shares of common stock, all of which were issued or are issuable to the selling stockholders in the Private Placement.

Common stock assumed outstanding on June 1, 2015:	404,859,676(1)

Common stock outstanding after this offering:	404,859,676(1)

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering by the selling stockholders.

OTC Bulletin Board symbol:	PGLC.OB

Risk factors:	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 6 of this prospectus before deciding whether or not to invest in shares of our common stock.

(1)	The number of outstanding shares before and after the offering includes the 14,129,578 shares issuable upon exercise of the warrants issued to the selling stockholders in the Private Placement and excludes the following shares of common stock, none of which are being offered by this prospectus:

•	33,324,114 shares of common stock issuable upon conversion of Series E Convertible Preferred Stock;

•	32,600,000 shares of common stock issuable upon the exercise of outstanding options; and

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•	40,367,869 shares of common stock issuable upon the exercise of outstanding warrants.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock you should carefully consider the following risks, together with the financial and other information contained in this prospectus. If any of the following risks actually occurs, our business, prospects, financial condition and results of operations could be adversely affected. In that case, the trading price of our common stock would likely decline and you may lose all or a part of your investment.

Risks Relating to Our Business

We have no proven or probable reserves on our properties and we do not know if our properties contain any gold or other minerals that can be mined at a profit.

The properties on which we have the right to explore for gold and other minerals do not contain mineral reserves and we do not know if any deposits of gold or other minerals can be mined at a profit. Whether a gold or other mineral deposit can be mined at a profit depends upon many factors. Some but not all of these factors include: the particular attributes of the deposit, such as size, grade and proximity to infrastructure; operating costs and capital expenditures required to start mining a deposit; the availability and cost of financing; the price of the gold or other minerals which is highly volatile and cyclical; and government regulations, including regulations relating to prices, taxes, royalties, land use, importing and exporting of minerals and environmental protection. We are also obligated to pay production royalties on certain of our mineral production, including a net smelter royalty of 2% or 2.5% on production from most of our Relief Canyon Mine property, which would increase our costs of production and make our ability to operate profitably more difficult. We are also obligated to pay a net smelter royalty of up to 5% on production from some of our claims and lands.

We are an exploration stage company and have only recently commenced exploration activities on our claims. We reported a net loss for the quarter ended March 31, 2015 and the year ended December 31, 2014, and expect to incur operating losses for the foreseeable future.

Our evaluation of our Relief Canyon Mine property is primarily based on historical production data and on new exploration data that we have developed since 2011, supplemented by historical exploration data. Our plans for recommencing mining and processing activities at the Relief Canyon Mine property are in their early stages and preliminary, as are our exploration programs on the Relief Canyon expansion properties. Accordingly, we are not yet in a position to estimate expected amounts of minerals, yields or values or evaluate the likelihood that our business will be successful. We have not earned any revenues from mining operations. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties and commencement of mining activities that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, costs and expenses that may exceed current estimates and the requirement for external funding to continue our business. Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We reported a net loss of approximately $(4.1) million for the quarter ended March 31, 2015. We reported a net loss of approximately $(16.5) million for the year ended December 31, 2014. We expect to incur significant losses into the foreseeable future. Our monthly burn rate for all costs during 2014 was approximately $1.1 million, including $575,000 for general and administrative costs (including all employee salaries, public company expenses, consultants, and land holdings costs) and $525,000 for exploration activities. We expect, based on our current preliminary budget, our monthly burn rate for all costs in 2015 to be approximately $900,000 (including approximately $400,000 for general and administrative costs and $500,000 for exploration, permitting, and other Relief Canyon Mine activities), which may increase as our plans develop. We expect to require additional external financing to fund operations and exploration by mid-2016. If we are unable to raise external funding, and eventually generate significant revenues from our claims and properties, we will not be able to earn profits or continue operations. We have no production history upon which to base any assumption as to the likelihood that we will prove successful, and it is uncertain that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

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Exploring for gold and other minerals is inherently speculative, involves substantial expenditures, and is frequently non-productive.

Mineral exploration (currently our only business), and gold exploration in particular, is a business that by its nature is very speculative. We may not be able to establish mineral reserves on our properties or be able to mine any gold or any other minerals on a profitable basis. Few properties that are explored are ultimately developed into producing mines. Unusual or unexpected geological conditions, fires, flooding, explosions, cave-ins, landslides and the inability to obtain suitable or adequate machinery, equipment or labor are just some of the many risks involved in mineral exploration programs and the subsequent development of gold deposits.

The mining industry is capital intensive and we may be unable to raise necessary funding.

We spent approximately $13.4 million on our business and exploration during the year ended December 31, 2014 and $9.6 million during the three months ended March 31, 2015 (of which $6.0 million was related to the transaction with Newmont USA Limited (“Newmont”), as discussed below in “Business and Properties – Relief Canyon Property – Property History” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation – Overview”). Our estimated total cost for 2015 for exploration, permitting, landholding and for general and administrative costs is approximately $11.6 million. If, following the completion of a thorough economic study, we decide to pursue the commencement of production at Relief Canyon, additional external financing would be required. In addition, even if we do not decide to pursue the commencement of production at Relief Canyon, we will be required to raise additional funds in order to finance our operations by mid-2016. We may be unable to secure additional financing on terms acceptable to us, or at all. Our inability to raise additional funds would prevent us from achieving our business objectives and would have a negative impact on our business, financial condition, results of operations and the value of our securities. If we raise additional funds by issuing additional equity or convertible debt securities, the ownership of existing stockholders may be diluted and the securities that we may issue in the future may have rights, preferences or privileges senior to those of the current holders of our common stock. Such securities may also be issued at a discount to the market price of our common stock, resulting in possible further dilution to the book value per share of common stock. If we raise additional funds by issuing debt, we could be subject to debt covenants that could place limitations on our operations and financial flexibility.

If we decide to pursue the commencement of mining and processing activities at Relief Canyon, unanticipated problems or delays may negatively affect our business and financial condition.

If we were to decide to pursue the commencement of mining and processing activities at Relief Canyon, additional external financing would be required.  Although the Relief Canyon Mine currently has an available leach pad and processing facility and we have senior mine and processing personnel in place, we would be required to obtain mining equipment (which could be through purchase, lease, contract mining or a combination of these), hire employees for the mine and the processing plant, purchase materials and supplies, commence mining, leaching and processing activities, and continue these activities as well as the corporate activities currently conducted for a number of months until sufficient positive cash flow is produced by gold sales to fund all of these ongoing activities. We may suffer significant delays or cost overruns as a result of a variety of factors, such as increases in the prices of materials, mining or processing problems, unanticipated variations in mined materials, shortages of workers or materials, transportation constraints, adverse weather, equipment failures, fires, damage to or destruction of property and equipment, environmental problems, unforeseen difficulties or labor issues, any of which could delay or prevent us from commencing or ramping up mining and processing. If our start-up were prolonged or delayed or our costs were higher than anticipated, we could be unable to obtain sufficient funds to cover the additional costs, and our business could experience a substantial setback. Prolonged problems could have a material adverse effect on our business, consolidated financial condition or results of operations and threaten our viability.

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We are a junior exploration company with no mining activities and we may never have any mining activities in the future.

Our primary business is exploring for gold and, to a lesser extent, other minerals. If we discover commercially exploitable gold or other deposits, we will not be able to make any money from mining activities unless the gold or other deposits are actually mined, or we sell our interest. Accordingly, we will need to seek additional capital through debt or equity financing, find some other entity to mine our properties or operate our facilities on our behalf, enter into joint venture or other arrangements with a third party, or sell or lease the property or rights to mine to third parties. Mine development projects typically require a number of years and significant expenditures during the development phase before production is possible. Such projects could experience unexpected problems and delays during development, construction and mine start up. Mining operations in the United States are subject to many different federal, state and local laws and regulations, including stringent environmental, health and safety laws. If and when we assume operational responsibility for mining on our properties, it is possible that we will be unable to comply with current or future laws and regulations, which can change at any time. It is possible that changes to these laws will be adverse to any potential mining operations. Moreover, compliance with such laws may cause substantial delays and require capital outlays in excess of those anticipated, adversely affecting any potential mining operations. Our future mining operations, if any, may also be subject to liability for pollution or other environmental damage. It is possible that we will choose to not be insured against this risk because of high insurance costs or other reasons.

We have a short operating history, have a history of losses and may never achieve any meaningful revenue.

We acquired all of our property interests since August 2011. Our operating history consists of our exploration activities. We have no income-producing activities from mining or exploration, and have a history of losses stemming from the acquisition of the rights to explore on our property and conducting our exploration activities. Exploring for gold and other minerals or resources is an inherently speculative activity and there is no assurance we will be able to develop an economically feasible operating plan for the Relief Canyon Mine. There is a strong possibility that we will not find any other commercially exploitable gold or other deposits on our property. Because we are an exploration company, we may never achieve any meaningful revenue.

We must make annual lease payments, advance royalty and royalty payments and claim maintenance payments or we will lose our rights to our property.

We are required under the terms of the leases covering some of our property interests to make annual lease payments and advance royalty and royalty payments each year. We are also required to make annual claim maintenance payments to the U.S. Bureau of Land Management (“BLM”) and pay a fee to Pershing County in order to maintain our rights to explore and, if warranted, to develop our unpatented mining claims. If we fail to meet these obligations, we will lose the right to explore for gold and other minerals on our property. Our total annual property maintenance costs payable to the BLM for all of the unpatented mining claims and millsites in the Relief Canyon area in 2014 were approximately $205,000, and we expect our annual maintenance costs to be approximately $205,000 in 2015. Our lease payments, advance royalty and royalty payments and claim maintenance payments are described below under “Business and Properties”.

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Our business is subject to extensive environmental regulations that may make exploring, mining or related activities prohibitively expensive, and which may change at any time.

All of our operations are subject to extensive environmental regulations that can substantially delay exploration and make exploration expensive or prohibit it altogether. We may be subject to potential liabilities associated with the pollution of the environment and the disposal of waste products that may occur as the result of exploring and other related activities on our properties, including our plan to process gold at our processing facility. We may have to pay to remedy environmental pollution, which may reduce the amount of money that we have available to use for exploration or other activities, and adversely affect our financial position. If we are unable to fully remedy an environmental problem, we might be required to suspend operations or to enter into interim compliance measures pending the completion of the required remedy. If a decision is made to mine our properties and we retain any operational responsibility for doing so, our potential exposure for remediation may be significant, and this may have a material adverse effect upon our business and financial position. We have not purchased insurance for potential environmental risks (including potential liability for pollution or other hazards associated with the disposal of waste products from our exploration activities) and such insurance may not be available to us on reasonable terms or at a reasonable price. All of our exploration and, if warranted, development activities may be subject to regulation under one or more local, state and federal environmental impact analyses and public review processes. It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have significant impact on some portion of our business, which may require our business to be economically re-evaluated from time to time. These risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond our financial capability. Inasmuch as posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, increases in bonding requirements could prevent operations even if we are in full compliance with all substantive environmental laws. We have been required to post a substantial bond under various laws relating to mining and the environment and may in the future be required to post a larger bond to pursue additional activities. For example, we must provide BLM and the Nevada Division of Environmental Protection Bureau of Mining Regulation and Reclamation (“NDEP”) additional financial assurance (reclamation bonds) to guarantee reclamation of any new surface disturbance required for drill roads, drill sites, or mine expansion. In March 2015, we increased the amount of our reclamation bond with BLM and the NDEP to approximately $5.6 million, which is currently approximately $108,000 in excess of the current coverage requirement, to reclaim land disturbed in our exploration and mining operations. Approximately $5.5 million of our reclamation bond covers both exploration and mining at the Relief Canyon Mine property, including the three open-pit mines and associated waste rock disposal areas, the mineral processing facilities, ancillary facilities, and the exploration roads and drill pads, and approximately $12,500 covers exploration on the Relief Canyon expansion properties. The remaining $108,000 of financial assurance can be used to satisfy, or partially satisfy, future bonding requirements for exploration or mining. Our preliminary estimate of the likely amount of additional financial assurance for future exploration is approximately $100,000, although we expect periodic increases due to effects of inflation. Our preliminary estimate of the likely amount of additional financial assurance to recommence mining operations is $600,000, which may increase as our mining plans are finalized and reviewed by the applicable agencies.

The government licenses and permits which we need to explore on our property may take too long to acquire or cost too much to enable us to proceed with exploration. In the event that we conclude that the Relief Canyon Mine deposit can be profitably mined, or discover other commercially exploitable deposits, we may face substantial delays and costs associated with securing the additional government licenses and permits that could preclude our ability to develop the mine. For example, we seek to amend the permits for our existing gold processing facility, which may be delayed.

Exploration activities usually require the granting of permits from various governmental agencies. For example, exploration drilling on unpatented mining claims requires a permit to be obtained from the BLM, which may take several months or longer to grant the requested permit. Depending on the size, location and scope of the exploration program, additional permits may also be required before exploration activities can be undertaken. Prehistoric or Indian graves, threatened or endangered species, archeological sites or the possibility thereof, difficult access, excessive dust and important nearby water resources may all result in the need for additional permits before exploration activities can commence.

In addition, we plan to seek amendments to our permits for our Relief Canyon gold processing facility to add a gold recovery (stripping) system to the facility. If we conclude that the Relief Canyon deposit can be profitably mined, we would seek amendments to the BLM Plan of Operations and the NDEP Reclamation permit to increase the size of the Relief Canyon open pit-mines and waste rock storage areas. If the minable material exceeds 21 million tons, the current capacity of the leach pad, we would also need to seek an amendment of the processing facility to expand the capacity of the leach pad and ponds to accommodate additional material. If there are delays in obtaining the permit to add the gold recovery system, we would sell gold-loaded carbon to another facility that would recover/strip the gold. We estimate the annual cost of holding these permits will be approximately $35,000, and the cost to amend these permits to authorize potential future mining including mining beneath the water table will total about $1.2 million, which is based on preliminary estimates and may increase as our mining plans are finalized. As with all permitting processes, there is substantial uncertainty about when and if the permits will be issued. There is the risk that unexpected delays and excessive costs may be experienced in obtaining required permits. The needed permits may not be granted or could be challenged by third parties, which could result in protracted litigation that could cause substantial delays, or may be granted in an unacceptable timeframe or cost too much. Additionally, proposed mineral exploration and mining projects can become controversial and be opposed by nearby landowners and communities, which can substantially delay and interfere with the permitting process. Delays in or inability to obtain necessary permits would result in unanticipated costs, which may result in serious adverse effects upon our business.

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The value of our property and any other deposits we may seek or locate is subject to volatility in the price of gold.

Our ability to obtain additional and continuing funding, and our profitability if and when we commence mining or sell our rights to mine, will be significantly affected by changes in the market price of gold and other mineral deposits. Gold and other minerals prices fluctuate widely and are affected by numerous factors, all of which are beyond our control. The price of gold may be influenced by:

•	fluctuation in the supply of, demand and market price for gold;
•	mining activities of our competitors;
•	sale or purchase of gold by central banks and for investment purposes by individuals and financial institutions;
•	interest rates;
•	currency exchange rates;
•	inflation or deflation;
•	fluctuation in the value of the United States dollar and other currencies;
•	global and regional supply and demand, including investment, industrial and jewelry demand; and
•	political and economic conditions of major gold or other mineral-producing countries.

The price of gold and other minerals have fluctuated widely in recent years, and a decline in the price of gold or other minerals could cause a significant decrease in the value of our property, limit our ability to raise money, and render continued exploration and development of our property impracticable. If that happens, then we could lose our rights to our property or be compelled to sell some or all of these rights. Additionally, the future development of our mining properties beyond the exploration stage is heavily dependent upon gold prices remaining sufficiently high to make the development of our property economically viable.

Our property title may be challenged. We are not insured against any challenges, impairments or defects to our mining claims or title to our other properties.

Our property is comprised primarily of unpatented lode mining claims and millsites located and maintained in accordance with the federal General Mining Law of 1872. Unpatented lode mining claims and millsites are unique U.S. property interests and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims and millsites is often uncertain. This uncertainty arises, in part, out of the complex federal and state laws and regulations with which the owner of an unpatented mining claim or millsite must comply in order to locate and maintain a valid claim. Moreover, if we discover mineralization that is close to the claim boundaries, it is possible that some or all of the mineralization may occur outside the boundaries on lands that we do not control. In such a case we would not have the right to extract those minerals. We do not have title reports or opinions covering all of our Relief Canyon properties. The uncertainty resulting from not having title opinions for all of our Relief Canyon properties or having detailed claim surveys on all of our properties leaves us exposed to potential title defects. Defending challenges to our property title would be costly, and may divert funds that could otherwise be used for exploration activities and other purposes.

In addition, unpatented lode mining claims and millsites are always subject to possible challenges by third parties or contests by the federal government, which, if successful, may prevent us from exploiting any discovery of commercially extractable gold. Challenges to our title may increase our costs of operation or limit our ability to explore on certain portions of our property. We are not insured against challenges, impairments or defects to our property title.

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Possible amendments to the General Mining Law could make it more difficult or impossible for us to execute our business plan.

In recent years, the U.S. Congress has considered a number of proposed amendments to the General Mining Law, as well as legislation that would make comprehensive changes to the law. Although no such legislation has been adopted to date, there can be no assurance that such legislation will not be adopted in the future. If adopted, such legislation, if it includes concepts that have been part of previous legislative proposals, could, among other things, (i) adopt the limitation on the number of millsites that a claimant may use, discussed below, (ii) impose time limits on the effectiveness of plans of operation that may not coincide with mine life, (iii) impose more stringent environmental compliance and reclamation requirements on activities on unpatented mining claims and millsites, (iv) establish a mechanism that would allow states, localities and Native American tribes to petition for the withdrawal of identified tracts of federal land from the operation of the General Mining Law, (v) allow for administrative determinations that mining would not be allowed in situations where undue degradation of the federal lands in question could not be prevented, (vi) impose royalties on gold and other mineral production from unpatented mining claims or impose fees on production from patented mining claims, and (vii) impose a fee on the amount of material displaced at a mine. Further, it could have an adverse impact on earnings from our operations, could reduce estimates of any reserves we may establish and could curtail our future exploration and development activity on our unpatented claims.

Our ability to conduct exploration, development, mining and related activities may also be impacted by administrative actions taken by federal agencies. With respect to unpatented millsites, for example, the ability to use millsites and their validity has been subject to greater uncertainty since 1997. In November of 1997, the Secretary of the Interior (appointed by President Clinton) approved a Solicitor’s Opinion that concluded that the General Mining Law imposed a limitation that only a single five-acre millsite may be claimed or used in connection with each associated and valid unpatented or patented lode mining claim. Subsequently, however, on November 7, 2003, the new Secretary of the Interior (appointed by President Bush) approved an Opinion by the Deputy Solicitor which concluded that the mining laws do not impose a limitation that only a single five-acre millsite may be claimed in connection with each associated unpatented or patented lode mining claim. Current federal regulations do not include the millsite limitation. There can be no assurance, however, that the Department of the Interior will not seek to re-impose the millsite limitation at some point in the future.

In addition, a consortium of environmental groups has filed a lawsuit in the United District Court for the District of Columbia against the Department of the Interior, the Department of Agriculture, the BLM, and the USFS, asking the court to order the BLM and USFS to adopt the five-acre millsite limitation. That lawsuit also asks the court to order the BLM and the USFS to require mining claimants to pay fair market value for their use of the surface of federal lands where those claimants have not demonstrated the validity of their unpatented mining claims and millsites. If the plaintiffs in that lawsuit were to prevail, that could have an adverse impact on our ability to use our unpatented millsites for facilities ancillary to our exploration, development and mining activities, and could significantly increase the cost of using federal lands at our properties for such ancillary facilities.

Market forces or unforeseen developments may prevent us from obtaining the supplies and equipment necessary to explore for gold and other minerals.

Gold exploration and mineral exploration in general, is a very competitive business. Competitive demands for contractors and unforeseen shortages of supplies and/or equipment could result in the disruption of our planned exploration activities. Current demand for exploration drilling services, equipment and supplies is robust and could result in suitable equipment and skilled manpower being unavailable at scheduled times for our exploration program. Fuel prices are extremely volatile as well. We will attempt to locate suitable equipment, materials, manpower and fuel if sufficient funds are available. If we cannot find the equipment and supplies needed for our various exploration programs, we may have to suspend some or all of them until equipment, supplies, funds and/or skilled manpower become available. Any such disruption in our activities may adversely affect our exploration activities and financial condition.

Our directors and executive officers lack significant experience or technical training in exploring for precious and base metal deposits and in developing mines.

Most of our directors and executive officers lack significant experience or technical training in exploring for precious and base metal deposits and in developing mines. Accordingly, although our Senior Vice President has significant experience and expertise in environmental permitting and regulatory matters for developing and operating mines and our Chief Operating Officer has significant experience with mine operations, our management may not be fully aware of many of the other specific requirements related to working within this industry. Their decisions and choices may not take into account standard engineering or managerial approaches that mineral exploration companies commonly use. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to some of our management’s lack of experience in the mining industry.

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We may not be able to maintain the infrastructure necessary to conduct exploration activities.

Our exploration activities depend upon adequate infrastructure. Reliable roads, bridges, power sources and water supply are important factors that affect capital and operating costs. Unusual or infrequent weather phenomena, sabotage, government or other interference in the maintenance or provision of such infrastructure could adversely affect our exploration activities and financial condition.

Our exploration activities may be adversely affected by the local climate or seismic events, which could prevent us from gaining access to our property year-round.

Earthquakes, heavy rains, snowstorms, and floods could result in serious damage to or the destruction of facilities, equipment or means of access to our property, or may otherwise prevent us from conducting exploration activities on our property. There may be short periods of time when the unpaved portion of the access road is impassible in the event of extreme weather conditions or unusually muddy conditions. During these periods, it may be difficult or impossible for us to access our property, make repairs, or otherwise conduct exploration activities on them.

Risks Relating to Our Organization and Common Stock

We have relied on certain stockholders to provide significant investment capital to fund our operations.

We have in the past relied on cash infusions primarily from Frost Gamma Investments Trust (“Frost Gamma”) and one of the Company’s directors, Barry Honig. During the year ended December 31, 2012, Frost Gamma provided approximately $4.6 million in consideration for the issuance of certain of our securities. In the year ended December 31, 2013, Mr. Honig provided approximately $5.6 million to us in consideration for the issuance of shares of the Company’s Series E Preferred Stock. Additionally, Mr. Honig and Frost Gamma provided approximately $1.9 million and $150,000, respectively, to us in consideration for the issuance of shares of common stock and warrants to purchase shares of common stock in July 2014 private placements. Mr. Honig also invested $150,000 in a private placement of our common stock in October 2014 and $2.5 million in the April 2015 Private Placement. Curtailment of cash investments by Frost Gamma or Barry Honig could detrimentally impact our cash availability and our ability to fund our operations.

Our principal stockholders, officers and directors own a substantial interest in our voting securities, and investors may have limited voice in our management.

Our principal stockholders, Frost Gamma, Barry Honig and Levon Resources Ltd. (“Levon Resources”), as well as our officers and directors, own, in the aggregate, in excess of approximately 49% of our voting securities, including shares of common stock issuable upon the conversion of our Series E preferred stock. As of June 1, 2015, Frost Gamma owned 53,772,527, or approximately 13%, of our voting securities, Levon Resources owned 35,178,572, or approximately 8%, of our voting securities, and Mr. Honig, who is a director, owned 98,938,331, or approximately 23%, of our voting securities. As of that date, our officers and directors, including Mr. Honig, own 117,279,122, or approximately 28%, of our voting securities. Additionally, the holdings of our officers and directors may increase in the future upon exercise of options, warrants or convertible securities they may hold or be granted in the future or if they otherwise acquire additional shares of our common stock, including through grants under our employee benefit plans.

As a result of their ownership and positions, our principal stockholder, directors and executive officers collectively may be able to influence all matters requiring stockholder approval, including the following matters:

•	election of our directors;
•	amendment of our articles of incorporation or bylaws; and
•	effecting or preventing a merger, sale of assets or other corporate transaction.

In addition, their stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of the Company, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

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We are subject to the information and reporting requirements of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and other federal securities laws, including compliance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

The costs of preparing and filing annual and quarterly reports and other information with the Securities and Exchange Commission and furnishing audited reports to stockholders will cause our expenses to be higher than they would have been if we were privately held. These costs for the years ended December 31, 2013 and December 31, 2014 were approximately $900,000 and $900,000, respectively, and we expect the costs for 2015 to be approximately $800,000.

It may be time consuming, difficult and costly for us to develop, implement and maintain the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.

If we fail to establish and maintain an effective system of internal control, we may not be able to report our financial results accurately or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our common stock.

Effective internal control is necessary for us to provide reliable financial reports and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as we would if an effective control environment existed, and our business and reputation with investors may be harmed. As a result of our small size, any current internal control deficiencies may adversely affect our financial condition, results of operation and access to capital. At December 31, 2012, management reported significant deficiencies related to (i) our internal audit functions, and (ii) a lack of segregation of duties within accounting functions.  Although as of December 31, 2014, management has concluded that our internal control over financial reporting is effective, there can be no assurance that our internal control over financial reporting will remain effective.

Public company compliance may make it more difficult to attract and retain officers and directors.

The Sarbanes-Oxley Act and rules implemented by the Securities and Exchange Commission have required changes in corporate governance practices of public companies. As a public company, our compliance costs increased in 2014 and we expect these rules and regulations to further increase our compliance costs and to make certain activities more time consuming and costly. As a public company, we also expect that these rules and regulations may make it more difficult and expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified persons to serve on our board of directors or as executive officers, and to maintain insurance at reasonable rates, or at all.

Because we became public by a reverse merger, we may not be able to attract the attention of major brokerage firms.

There may be risks associated with us becoming public through a “reverse merger.” Securities analysts of major brokerage firms may not provide coverage of us since there is no incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on our behalf.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	results of our operations and exploration efforts;
•	fluctuation in the supply of, demand and market price for gold;

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•	our ability to obtain additional financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our common stock;
•	our ability to execute our business plan;
•	sales of our common stock and decline in demand for our common stock;
•	regulatory developments;
•	economic and other external factors;
•	investor perception of our industry or our prospects; and
•	period-to-period fluctuations in our financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. As a result, you may be unable to resell your shares at a desired price.

Volatility in the price of our common stock may subject us to securities litigation.

As discussed above, the market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate doing so in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as our board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

There is currently a very limited trading market for our common stock and we cannot ensure that one will ever develop or be sustained.

Our shares of common stock are very thinly traded, only a small percentage of our common stock is available to be traded and is held by a small number of holders and the price, if traded, may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. The market liquidity of our common stock is limited and may be dependent on the market perception of our business, among other things. We may, in the future, take certain steps, including utilizing investor awareness campaigns, press releases, road shows and conferences to increase awareness of our business and any steps that we might take to bring us to the awareness of investors may require we compensate consultants with cash and/or stock. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business and trading may be at an inflated price relative to the performance of our Company due to, among other things, availability of sellers of our shares. If a market should develop, the price may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms or clearing firms may not be willing to effect transactions in the securities or accept our shares for deposit in an account. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of low priced shares of common stock as collateral for any loans.

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We anticipate that our common stock will continue to be quoted for trading on the OTC Bulletin Board or the OTCQB; however, we cannot be sure that such quotations will continue. As soon as is practicable, we intend to list our common stock on a national securities exchange, if we can satisfy the initial listing standards, and we have applied for listing on The NASDAQ Stock Market LLC. We currently do not satisfy the initial listing standards, and we cannot ensure that we will be able to satisfy the listing standards or that our common stock will be accepted for listing on The NASDAQ Stock Market LLC or another national securities exchange. Should we fail to satisfy the initial listing standards, or our common stock is otherwise rejected for listing on The NASDAQ Stock Market LLC or is suspended from the OTC Bulletin Board or OTCQB, the trading price of our common stock could suffer, the trading market for our common stock may be less liquid, and our common stock price may be subject to increased volatility and investors may not be able to sell their common stock in the market.

Our common stock has been considered a “penny stock” in the past and it may be considered a “penny stock” in the future, which would make it more difficult for our investors to sell their shares.

We do not currently believe our common stock is subject to the “penny stock” rules adopted under Section 15(g) of the Exchange Act. However, sales of our common stock have in the past been subject to the penny stock rules, and we may become subject to those rules again in the future. The penny stock rules generally apply to companies whose common stock is not listed on a national securities exchange and trades at less than $4.00 per share, other than companies that have had average revenue of at least $6,000,000 for the last three years or that have tangible net worth of at least $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we become subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

Offers or availability for sale of a substantial number of shares of our common stock may cause the price of our common stock to decline.

If our stockholders sell substantial amounts of our common stock in the public market or upon the expiration of any statutory holding period, under Rule 144, or upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” in anticipation of which the market price of our common stock could decline. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Conversion of preferred stock and exercise of options or warrants may result in substantial dilution to existing stockholders.

Conversions of our Series E Preferred stock presently owned by our principal shareholders and others and exercise of options and warrants would have a dilutive effect on our common stock. As of June 1, 2015, we have reserved (i) 33,324,114 shares of our common stock that are issuable upon conversion of our Series E Preferred Stock at a conversion rate of one share of Series E Preferred Stock for approximately 3,535.714 shares of common stock (following an adjustment in the conversion ratio effective October 20, 2014), (ii) 32,600,000 shares of our common stock that are issuable upon exercise of options to purchase our common stock, and (iii) 40,367,869 shares of our common stock that are issuable upon exercise of warrants to purchase our common stock (excluding the 14,129,578 shares of common stock issuable upon exercise of warrants being offered under this registration statement on Form S-1).  Further, any additional financing that we secure is likely to require the sale of additional common stock and the granting of rights, preferences or privileges senior to those of our common stock and will result in additional dilution of the existing ownership interests of our common stockholders.

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Our issuance of additional shares of common stock or securities convertible into common stock in exchange for services or to repay debt would dilute the proportionate ownership and voting rights of existing stockholders and could have a negative impact on the market price of our common stock.

Our board of directors may generally issue shares of common stock or securities convertible into common stock to pay for debt or services, without further approval by our stockholders based upon such factors that our board of directors may deem relevant at that time. We have, in the past, issued securities for debt to reduce our obligations. We have also issued securities as payment for services. It is likely that we will issue additional securities to pay for services and reduce debt in the future. We cannot give you any assurance that we will not issue additional shares of common stock or securities convertible into common stock under circumstances we may deem appropriate at the time.

Our articles of incorporation allow for our board to create new series of preferred stock without further approval by our stockholders, which could adversely affect the rights of the holders of our common stock.

Our board of directors has the authority to fix and determine the relative rights and preferences of preferred stock. Our board of directors also has the authority to issue preferred stock without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders the preferred right to our assets upon liquidation, the right to receive dividend payments before dividends are distributed to the holders of common stock and the right to the redemption of the shares, together with a premium, prior to the redemption of our common stock. In addition, our board of directors could authorize the issuance of a series of preferred stock that has greater voting power than our common stock or that is convertible into our common stock, which could decrease the relative voting power of our common stock or result in dilution to our existing stockholders.

The elimination of monetary liability against our directors, officers and employees under our articles of incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our articles of incorporation contain provisions which eliminate the liability of our directors for monetary damages to our Company and stockholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resultant costs may also discourage our Company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our Company and stockholders.

Anti-takeover provisions may impede the acquisition of our Company.

Certain provisions of the Nevada General Corporation Law have anti-takeover effects and may inhibit a non-negotiated merger or other business combination. These provisions are intended to encourage any person interested in acquiring us to negotiate with, and to obtain the approval of, our board of directors in connection with such a transaction. However, certain of these provisions may discourage a future acquisition of us, including an acquisition in which the stockholders might otherwise receive a premium for their shares. As a result, stockholders who might desire to participate in such a transaction may not have the opportunity to do so.

FORWARD LOOKING STATEMENTS

Some information contained in or incorporated by reference into this registration statement on Form S-1 may contain forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements include statements relating to our plans to update the Relief Canyon mineralized material estimate, complete our preliminary economic analysis, advance our 2015 drilling program and further permitting and mine planning for the Relief Canyon mine, expectations and the timing and budget for exploration and monetization of our Relief Canyon properties, our planned expenditures for the rest of 2015, our expected cash needs, our plans to list on The NASDAQ Stock Market, and statements concerning our financial condition, business and operating strategies and operating and legal risks.

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We use the words “anticipate,” “continue,” “likely,” “estimate,” “expect,” “may,” “could,” “will,” “project,” “should,” “believe” and similar expressions to identify forward-looking statements. Statements that contain these words discuss our future expectations and plans, including expectations and plans for production from the Relief Canyon properties, related permitting and exploration activities, expenditures or other matters, or state other forward-looking information. Although we believe the expectations and assumptions reflected in those forward-looking statements are reasonable, we cannot assure you that these expectations and assumptions will prove to be correct. Our actual results could differ materially from those expressed or implied in these forward-looking statements as a result of various factors described in this registration statement on Form S-1, including:

•	Risks relating to the 2015 exploration efforts to expand the Relief Canyon deposit, determining the feasibility and economic viability of commencing mining, our ability to fund future exploration costs or purchase additional equipment, and our ability to obtain or amend the necessary permits, consents, or authorizations needed to advance expansion of the deposit;

•	Risk relating to our target of commencing gold production following the completion of a Preliminary Economic Assessment, including the feasibility and economic viability of commencing gold production in 2015, our ability to develop an economically feasible operating plan, our ability to obtain sufficient external funding, and our ability to obtain the necessary permits and permit amendments;

•	Risks related to the Relief Canyon properties other than the Relief Canyon Mine, including our ability to advance gold exploration, discover any deposits of gold of other minerals which can be mined at a profit, maintain our unpatented mining claims and millsites, commence mining, obtain and maintain any necessary permits, consents, or authorizations needed to continue exploration, and raise the necessary capital to finance exploration and potential expansion;

•	Our ability to acquire additional mineral targets;

•	Our ability to obtain additional external funding;

•	Our ability to achieve any meaningful revenue;

•	Our ability to engage or retain geologists, engineers, consultants and other key management and mining personnel necessary to successfully operate and grow our business;

•	The volatility of the market price of our common stock or our intention not to pay any cash dividends in the foreseeable future;

•	Changes in any federal, state or local laws and regulations or possible challenges by third parties or contests by the federal government that increase costs of operation or limit our ability to explore on certain portions of our property;

•	Continuing decreases in the market price for gold and economic and political events affecting the market prices for gold and other minerals which may be found on our exploration properties; and

•	The factors set forth under “Risk Factors” beginning on page 6 of this registration statement on Form S-1.

Many of these factors are beyond our ability to control or predict. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, such expectations may prove to be materially incorrect due to known and unknown risk and uncertainties. You should not unduly rely on any of our forward-looking statements. These statements speak only as of the date of this registration statement on Form S-1. Except as required by law, we are not obligated to publicly release any revisions to these forward-looking statements to reflect future events or developments. All subsequent written and oral forward-looking statements attributable to us and persons acting on our behalf are qualified in their entirety by the cautionary statements contained in this section and elsewhere in this registration statement on Form S-1.

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USE OF PROCEEDS

The selling stockholders will receive all of the proceeds from the sale of the shares offered by them under this prospectus. We will not receive any proceeds from the sale of the shares by the selling stockholders covered by this prospectus.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Our common stock commenced trading on August 20, 2009 and was quoted on the OTC Bulletin Board under the symbol EXCX.OB from June 23, 2009 through May 31, 2011. Prior to August 20, 2009, there was no active market for our common stock. Our common stock traded under the symbol SAGE.OB from June 1, 2011 until March 26, 2012. On March 26, 2012, our symbol was changed to PGLC.OB. The following table sets forth the high and low bid prices for the periods indicated as reported on the OTC Markets’ OTCQB. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

Year Ended December 31, 2013	High	Low
1st Quarter Ended March 31, 2013	$0.60	$0.39
2nd Quarter Ended June 30, 2013	$0.46	$0.34
3rd Quarter Ended September 30, 2013	$0.40	$0.34
4th Quarter Ended December 31, 2013	$0.37	$0.34

Year Ended December 31, 2014	High	Low
1st Quarter Ended March 31, 2014	$0.43	$0.34
2nd Quarter Ended June 30, 2014	$0.40	$0.35
3rd Quarter Ended September 30, 2014	$0.38	$0.29
4th Quarter Ended December 31, 2014	$0.33	$0.29

Year Ending December 31, 2015	High	Low
1st Quarter Ended March 31, 2015	$0.40	$0.29
2nd Quarter Ending June 30, 2015 (as of June 1, 2015)	$0.39	$0.31

The last reported sales price of our common stock on the OTC Market’s OTCQB on June 1, 2015, was $0.32 per share.

Holders

As of June 1, 2015, there were 638 holders of record of our common stock.

Dividend Policy

In the past, we have not declared or paid cash dividends on our common stock, and we do not intend to pay any cash dividends on our common stock. Rather, we intend to retain future earnings (if any) to fund the operation and expansion of our business and for general corporate purposes. Subject to legal and contractual limits, our board of directors will make any decision as to whether to pay dividends in the future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATION

The following discussion and analysis should be read in conjunction with our consolidated financial statements and related notes in this prospectus. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including but not limited to those set forth under “Risk Factors,” “Forward-Looking Statements,” and in other parts of this prospectus.

Overview

During the year ended December 31, 2014 and the three months ended March 31, 2015, we focused primarily on expansion of the Relief Canyon Mine deposit, pre-development work and permitting at the Relief Canyon Mine and exploring new targets. An overview of certain significant events follows:

•	During 2014 and through January 2015, we drilled 134 holes for a total of approximately 74,000 feet to extend and upgrade the current deposit.

•	In April 2015, we initiated road building and site preparation for the first phase of our 2015 Relief Canyon drilling program. Expected to cost $3.5 million, this phase-one effort will consist of step-out drilling of approximately 75,000 feet focusing on certain zones where high-grade gold intercepts were recently encountered.

•	In April 2015, we completed private placements to accredited investors for the purchase of 35,324,057 units comprised of 35,324,057 shares of our common stock and warrants to purchase 14,129,578 shares of common stock for aggregate net proceeds of approximately $10.7 million.

•	In March 2015, we submitted a Plan of Operations Modification to the U.S. Bureau of Land Management and the Nevada Division of Environmental Protection that would permit us to increase our current pit boundary in all directions.

•	In January 2015, we entered into transactions with Newmont pursuant to which we acquired certain properties and rights to properties that we had previously leased and subleased from Newmont, and improved the arrangements under which we continue to lease and sublease properties from Newmont. These properties and rights are included in the approximately 25,000 acres of Relief Canyon properties located in and near the Company’s Relief Canyon Project in Pershing County, Nevada that the Company has held since April 2012. We paid Newmont $6.0 million in connection with these transactions.

•	During October and November 2014, we drilled 5 holes for a total of 2,500 feet on new targets.

•	In October 2014, we completed a private placement to accredited investors for the purchase of 35,714,287 shares of our common stock for aggregate net proceeds of approximately $9.9 million.

•	In September 2014, we received final permit approval from the BLM and the Nevada Division of Environmental Protection/Bureau of Mining Regulation and Reclamation authorizing mining within the existing open pit mine at Relief Canyon.

•	In July 2014, we completed private placements to accredited investors for the purchase of 35,854,259 shares of our Common Stock and 14,341,676 warrants to purchase shares of Common Stock for aggregate net proceeds of approximately $10.9 million.

•	In March 2014, we completed an updated estimate of mineralized material at the Relief Canyon Mine totaling 34,062,000 tons of mineralized material at an average grade of 0.019 ounces per ton gold. The Company’s in-house technical staff calculated the estimate as permitted by SEC guidance.

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•	Throughout the period we performed column leach tests on gold-bearing samples from the Relief Canyon Mine property in order to estimate average gold recovery. In May and June 2014, we reported preliminary results of these tests which show higher gold recoveries than reported by previous operators of the property and also indicate that the mineralized material leaches relatively quickly.

Results of Operations

Three months ended March 31, 2015 and 2014

Net Revenues

We are an exploration stage company with no operations, and we generated no revenues for the three months ended March 31, 2015 and 2014.

Operating Expenses

Total operating expenses for the three months ended March 31, 2015 as compared to the three months ended March 31, 2014, were $4.1 million and $3.1 million, respectively. The $1.0 million increase in operating expenses for the three months ended March 31, 2015 is comprised largely of a $0.9 million increase in exploration expenses on our Relief Canyon properties and an increase of $0.2 million in general and administrative expenses primarily for public company expenses and legal costs in the current period offset by a $0.2 million decrease in compensation expense related primarily to lower stock-based compensation expense.

Loss from Operations

We reported loss from operations of $4.1 million and $3.1 million for the three months ended March 31, 2015 and 2014, respectively. The increase in operating loss was due primarily to the increases in operating expenses described above.

Other Income (Expenses)

Total other income (expense) was approximately ($300) and ($1,200) for the three months ended March 31, 2015 and 2014, respectively. The change in other income (expense) is primarily attributable to a decrease in interest expense.

Net Loss

As a result of the operating expense and other income (expense) discussed above, we reported a net loss of ($4.1) million for the three months ended March 31, 2015 as compared to a net loss of ($3.1) million for the three months ended March 31, 2014.

Years Ended December 31, 2014 and December 31, 2013

Net Revenues

We are an exploration stage company with no operations, and we generated no revenues for the years ended December 31, 2014 and 2013.

Operating Expenses

Total operating expenses for the year ended December 31, 2014 as compared to the year ended December 31, 2013, were $16.5 million and $15.7 million, respectively. The $0.8 million increase in operating expenses for the year ended December 31, 2014 is comprised largely of a $2.7 million increase in exploration expenses on our Relief Canyon properties and an increase of $0.5 million in general and administrative expenses primarily for public company expenses and legal costs in the current period offset by a $2.1 million decrease in compensation expense related primarily to lower stock-based compensation expense and fewer shares awarded and a decrease of $0.3 million in consulting fees.

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Loss from Operations

We reported loss from operations of $16.5 million and $15.7 million for the years ended December 31, 2014 and 2013, respectively. The increase in operating loss was due primarily to the increases in operating expenses described above.

Other Income (Expenses)

Total other income (expense) was ($4,037) and $1.6 million for the years ended December 31, 2014 and 2013, respectively. The change in other income (expense) of $1.6 million is primarily attributable to the absence in 2014 of $1.7 million of realized gain from the sale of available for sale securities and a decrease in interest expense of approximately $20,000.

Net Loss

As a result of the operating expense and other income (expense) discussed above, we reported a net loss of ($16.5) million for the year ended December 31, 2014 as compared to a net loss of ($14.1) million for the year ended December 31, 2013.

Liquidity and Capital Resources

At March 31, 2015, our cash and cash equivalents totaled $5.5 million. Our cash and cash equivalents decreased during the three months ended March 31, 2015 by $9.6 million from our cash and cash equivalents balance at December 31, 2014 of $15.1 million. The decrease in cash and cash equivalents was primarily the result of cash used in investing activities of $6.1 million for the purchase of mineral rights and property and cash used in operations of $3.5 million that was comprised largely of exploration expenditures, primarily at the Relief Canyon Mine focused on increasing and upgrading our current estimate of mineralized material, and general and administrative expenses, including consultant fees, compensation costs, legal fees and public company expenses. In April 2015, we completed private placements to accredited investors for the purchase of 35,324,057 units, comprised of 35,324,057 shares of our Common Stock and warrants to acquire 14,129,578 shares of our Common Stock for aggregate net proceeds, after commissions, of approximately $10.7 million.

We plan the following expenditures for the remainder of fiscal year 2015:

•	$3.7 million on general and administrative expenses (including employee salaries, public company expenses, consultants and land holding costs);

•	$3.5 million on exploration drilling to expand the current Relief Canyon deposit;

•	$0.5 million on additional work at the Relief Canyon Mine including updated resource and mineralized material estimates, further metallurgy tests and completion of a thorough economic study;

•	$0.3 million on additional permitting and bonding, including an environmental assessment to expand the open-pit mines at the Relief Canyon Mine property above the water table.

The actual amount we spend for year 2015 may vary significantly from the amounts specified above and will depend upon several factors, including the results of our exploration, the results of the preliminary economic assessment of the Relief Canyon Mine, work related to the potential start of mining operations at the Relief Canyon Mine property, the timing of obtaining the necessary permitting approvals and whether we are able to raise additional external financing. Following completion of the private placement transactions in April 2015, we expect to require additional financing to fund operations by mid-2016.

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Changes in Significant Accounting Policies

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements—Going Concern.” The provisions of ASU No. 2014-15 require management to assess an entity’s ability to continue as a going concern by incorporating and expanding upon certain principles that are currently in U.S. auditing standards. Specifically, the amendments (1) provide a definition of the term substantial doubt, (2) require an evaluation every reporting period including interim periods, (3) provide principles for considering the mitigating effect of management’s plans, (4) require certain disclosures when substantial doubt is alleviated as a result of consideration of management’s plans, (5) require an express statement and other disclosures when substantial doubt is not alleviated, and (6) require an assessment for a period of one year after the date that the financial statements are issued (or available to be issued). The amendments in this ASU are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. We are currently assessing the impact of this ASU on the Company’s consolidated financial statements.

In November 2014, FASB issued ASU 2014-17, “Business Combinations: Pushdown Accounting”. This ASU amended the Business Combination Accounting Standards Codification to provide guidance on whether and at what threshold an acquired entity that is a business or nonprofit activity can apply pushdown accounting in its separate financial statements. The Company’s adoption of FASB ASU No. 2013-17 effective November 14, 2014 did not have an impact on the Company’s consolidated results of operations, financial position and related disclosures.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

Critical Accounting Policies and Estimates

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Management believes the following critical accounting policies affect the significant judgments and estimates used in the preparation of the financial statements.

Principles of Consolidation

The consolidated financial statements are prepared in accordance with U.S. generally accepted accounting principles and present the financial statements of the Company and our wholly-owned subsidiaries. In the preparation of our consolidated financial statements, intercompany transactions and balances are eliminated.

Use of Estimates

In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet, and revenues and expenses for the period then ended. Actual results may differ significantly from those estimates. Significant estimates made by management include, but are not limited to, the useful life of property and equipment, amounts and timing of closure obligations, the assumptions used to calculate fair value of options and warrants granted, beneficial conversion on convertible notes payable and preferred stock, capitalized mineral rights, asset valuations, and the fair value of common stock issued.

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Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of the Share-Based Payment Topic of ASC 718 which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). ASC 718 also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award. Pursuant to ASC Topic 505-50, for share-based payments to consultants and other third-parties, compensation expense is determined at the “measurement date.” The expense is recognized over the vesting period of the award. Until the measurement date is reached, the total amount of compensation expense remains uncertain.

Property and Equipment

Property and equipment are carried at cost. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition. We examine the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. Depreciation is calculated on a straight-line basis over the estimated useful life of the assets, generally from one to twenty five years.

Mineral Property Acquisition and Exploration Costs

Costs of lease, exploration, carrying and retaining unproven mineral lease properties are expensed as incurred. The Company has chosen to expense all mineral exploration costs as incurred given that it is still in the exploration stage. Once the Company has identified proven and probable reserves in its investigation of its properties and upon development of a plan for operating a mine, it would enter the development stage and capitalize future costs until production is established. When a property reaches the production stage, the related capitalized costs will be amortized, using the units-of-production method over proven and probable reserves. When the Company has capitalized mineral properties, these properties will be periodically assessed for impairment of value and any diminution in value. To date, the Company has not established the commercial feasibility of any exploration prospects; therefore, all costs are being expensed.

ASC 930-805 states that mineral rights consist of the legal right to explore, extract, and retain at least a portion of the benefits from mineral deposits. Mining assets include mineral rights. Acquired mineral rights are considered tangible assets under ASC 805. ASC 805 requires that mineral rights be recognized at fair value as of the acquisition date. As a result, our direct costs to acquire mineral rights are initially capitalized as tangible assets. Mineral rights include costs associated with acquiring patented and unpatented mining claims and mill sites. If proven and probable reserves are established for the property and it has been determined that a mineral property can be economically developed, costs will be amortized using the units-of-production method over proven and probable reserves. For mineral rights in which proven and probable reserves have not yet been established, we assess the carrying values for impairment at the end of each reporting period and whenever events or changes in circumstances indicate that the carrying value may not be recoverable.

Long-Lived Assets

We review for impairment whenever events or circumstances indicate that the carrying amount of assets may not be recoverable, pursuant to guidance established in ASC 360-10-35-15, “Impairment or Disposal of Long-Lived Assets”. An impairment is considered to exist when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its carrying amount.

Asset Retirement Obligations

Asset retirement obligations, consisting primarily of estimated mine reclamation and closure costs at the Company’s Relief Canyon property, are recognized in the period incurred and when a reasonable estimate can be made, and recorded as liabilities at fair value. Such obligations, which are initially estimated based on discounted cash flow estimates, are accreted to full value over time through charges to accretion expense. Corresponding asset retirement costs are capitalized as part of the carrying amount of the related long-lived asset and depreciated over the asset’s remaining useful life. Asset retirement obligations are periodically adjusted to reflect changes in the estimated present value resulting from revisions to the estimated timing or amount of reclamation and closure costs. We review and evaluate the asset retirement obligations annually or more frequently at interim periods if deemed necessary.

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Off-Balance Sheet Arrangements

Since our inception, we have not engaged in any off-balance sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.

Contractual Obligations

Not applicable.

BUSINESS AND PROPERTIES

Overview

We are a gold and precious metals exploration company pursuing exploration, development and mining opportunities primarily in Nevada. We are currently focused on exploration at our Relief Canyon properties in Pershing County in northwestern Nevada and, if economically feasible, commencing mining at the Relief Canyon Mine. None of our properties contain proven and probable reserves, and all of our activities on all of our properties are exploratory in nature.

Our principal offices are located in Lakewood, Colorado at 1658 Cole Boulevard, Building No. 6, Suite 210, Lakewood, Colorado 80401 and we have an exploration office at 1055 Cornell, Lovelock, Nevada 89419. Our telephone number is 720-974-7254.

Corporate Structure

We were incorporated in Nevada on August 2, 2007 under the name Excel Global, Inc., and we changed our name to Pershing Gold Corporation on February 27, 2012. We operate our business directly and also through our wholly-owned subsidiary, Gold Acquisition Corp., a Nevada corporation. Gold Acquisition Corp. owns and is conducting exploration on the Relief Canyon Mine property in northwestern Nevada and plans to reopen the mine if economically feasible. Pershing Gold Corporation owns directly and is conducting exploration on the Relief Canyon expansion properties adjacent to the Relief Canyon Mine property. We also have a subsidiary that holds a royalty interest.

Business Strategy

Our business strategy is to acquire and advance precious metals exploration properties. We seek properties with known mineralization that are in an advanced stage of exploration and have previously undergone some drilling but are under-explored, which we believe we can advance quickly to increase value.

Relief Canyon

The Company’s  Relief Canyon property rights currently total approximately 25,000 acres and are comprised of approximately 948 owned unpatented mining claims, 120 owned millsite claims, 172 leased unpatented mining claims, and 2,235 acres of leased and 2,770 acres of subleased private lands.  As currently defined by exploration drilling, most of the Relief Canyon deposit is located on property that is subject to a 2% net smelter return production royalty, with a portion of the deposit located  on  property subject to net smelter return production royalties totaling 4.5%.  The rest of the property is subject, under varying circumstances, to net smelter return production royalties ranging from 2% to 5%.

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Since acquisition of the Relief Canyon Mine property, our exploration efforts have been focused primarily on expanding the known Relief Canyon Mine deposit. Our 2011 and 2012 exploration drilling program expanded the deposit, which was further expanded by our 2013 drilling program. In March 2014, we reported the following estimate of mineralized material at the Relief Canyon deposit, calculated at a cut-off grade of 0.0046 ounces of gold per ton.

Tons	Average gold grade (ounces per ton)
34,062,000	0.019

“Mineralized material” as used in this registration statement on Form S-1, although permissible under the Securities and Exchange Commission (“SEC”) Guide 7, does not indicate “reserves” by SEC standards.  We cannot be certain that any part of the Relief Canyon deposit will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves.” Investors are cautioned not to assume that all or any part of the mineralized material will be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.

We began a drilling program in 2014 which we completed in early 2015. In this program, through January 2015, we drilled a total of 134 holes, for approximately 74,000 feet, for the purpose of extending and upgrading the current deposit. We began a new drilling program in May 2015 that is focused on expanding the high-grade zones in the North Target Area where high-grade gold intercepts were recently encountered, as well as expanding the resource to the southwest, northeast, and to the west with step-out drilling from known zones of gold mineralization. Since we acquired Relief Canyon, we have drilled a total of 308 drill holes comprising approximately 165,700 feet at the Relief Canyon Mine property.

Our management views the drill results from the 2014 program, which include some gold intercepts at significantly higher grades than the average historic grade of the Relief Canyon deposit of approximately one gram per ton, as positive, and expects to expand on these results in our 2015 drilling program. We are in the process of completing an updated estimate of mineralized material which we expect to be completed in the second quarter of 2015. Following this updated estimate, we plan to retain an independent engineering firm to complete a thorough economic study that will analyze potential production rates, cash costs, all-in-sustaining costs, mine life and other key factors. We expect to make a decision regarding whether to pursue the commencement of mining and processing following completion of the economic study.

If we were to decide to pursue the commencement of production at Relief Canyon, additional external financing would be required. Although the Relief Canyon Mine currently has an available leach pad and processing facility and we have senior mine and processing personnel in place, we would be required to obtain mining equipment (which could be through purchase, lease, contract mining or a combination of these), hire employees for the mine and the processing plant, purchase materials and supplies, commence mining, leaching and processing activities, and continue these activities as well as the corporate activities currently conducted for a number of months until sufficient positive cash flow is produced by gold sales to fund all of these ongoing activities. The economic study will include estimates of the amounts of additional external financing required and the time period required prior to achieving sufficient positive cash flow, at assumed gold prices and operating parameters, to fund these expenditures and our operations on an ongoing basis.

Additional external financing could be obtained by the sale of equity or debt securities, asset sales, project or product financing or strategic alternatives, which could include third party purchasers of an interest in the Relief Canyon Mine or other projects or business combinations which could include a sale of the mine or the Company. There are no assurances that we will be successful in raising sufficient financing to commence production at Relief Canyon or to continue our business.

During 2015, we plan to focus primarily on updating the Relief Canyon mineralized material estimate, completing an economic study on the proposed mine, advancing our 2015 drilling program, preparing permit applications related primarily to potential mine expansions and continuing work to develop an economically feasible mining and processing plan. We estimate that costs for these activities for 2015, not including general and administrative costs, will total approximately $5.7 million.

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Listing on a National Exchange

We have applied to list our common stock on The NASDAQ Stock Market. In order for our common stock to be listed, we must fulfill certain listing requirements including a minimum stock price for our common stock. At our 2014 Annual and Special Meeting of Stockholders held on December 11, 2014, we received stockholder approval to extend for 12 months the period in which the board of directors is authorized to effect a reverse stock split of our outstanding common stock and to change the allowable exchange ratio to not less than 1-for-4 and not more than 1-for-25. The reverse stock split was first approved by our stockholders at our 2013 Annual and Special Meeting of Stockholders. We expect that a reverse stock split would initially result in an increase in the price per share of our common stock and substantially reduce the risk that a U.S. national securities exchange would decline to list our common stock on the basis of failure to meet the exchange’s minimum stock price. No assurances can be given that, even if we satisfy this listing requirement, our listing on The NASDAQ Stock Market or another U.S. national securities exchange will be approved, or that, if our common stock is listed on The NASDAQ Stock Market or another U.S. national securities exchange, we will be able to satisfy the maintenance requirements for continued listing.

Relief Canyon Properties

The Relief Canyon properties are currently our primary focus. Our Relief Canyon property rights currently total approximately 25,000 acres and are comprised of approximately 948 owned unpatented mining claims, 120 owned millsite claims, 172 leased unpatented mining claims, and 2,235 acres of leased and 2,770 acres of subleased private lands.

Location, Access and Facilities

The Relief Canyon properties are located about 100 miles northeast of Reno, Nevada. The nearest town is Lovelock, Nevada, approximately 15 miles west-southwest from the Relief Canyon Mine property, which can be reached from both Reno and Lovelock on U.S. Interstate 80. The Relief Canyon Mine property is reached from Lovelock by travelling approximately seven miles northeast on I-80 to the Coal Canyon Exit (Exit No. 112), then about 10 miles southeast on Coal Canyon Road (State Route 857, a paved road maintained by Pershing County) to Packard Flat, and then north on a gravel road for two miles. All of the Relief Canyon properties can be accessed by unpaved roads from the Relief Canyon Mine property.

Through our wholly-owned subsidiary, Gold Acquisition Corp., we own 238 unpatented mining claims and 120 millsite claims, and lease approximately 1,600 acres of fee land, at the Relief Canyon Mine property. The property includes the Relief Canyon Mine and gold processing facility, currently on care and maintenance. The Relief Canyon Mine includes three open pit mines, heap leach pads comprised of six cells, two solution ponds and a cement block constructed adsorption desorption-recovery (ADR) solution processing circuit. The ADR type process plant consists of four carbon columns, acid wash system, stripping vessel, and electrowinning cells. The process facility was completed in 2008 and Firstgold Corp produced gold until 2009. The facilities are generally in good condition.

When it was in production in the late 1980s and early 1990s, previous operators of the Relief Canyon Mine used conventional heap leach processing methods in which ore removed from the open-pit mines was crushed, stacked on heap leach pads and sprinkled with a dilute sodium cyanide solution to dissolve gold and silver from the ore.  The “pregnant” gold and silver bearing solution was piped to the gold recovery plant and processed using a conventional ADR gold and silver recovery system.  In the ADR system, the pregnant solution flowed through a series of carbon columns where the gold and silver were adsorbed onto activated carbon.  The next step in the process involved stripping the gold from the gold-bearing carbon in electrowinning cells and then recovering the gold in an on-site refinery.  The resulting gold and silver doré was then sent to a third party facility for further processing into saleable gold and silver products.  Following removal of the gold and silver, the cyanide solution was recycled to the heap leach pads in a closed-loop system.

The Company plans to add mercury pollution control equipment to the process plant to allow for onsite stripping of the gold-bearing carbon, which would require additional environmental permits and additional capital. If the Company elects not to add the mercury pollution control equipment or if there are permitting problems or delays, the Company could ship gold-laden carbon from the carbon columns to a third party refinery for further processing.

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Adequate line power is available to the site to operate the existing process facility and ancillary facilities. There is a backup generator onsite that could provide the required power for the heap leach pumping system in the event of power outages. Another generator will be used to provide power for the crushing and conveying system. Sufficient water rights to operate the facility have been appropriated with two operating and permitted wells.

The map below shows the location of the Relief Canyon properties:

RELIEF CANYON MINE
T28N R33E
T28N R34E
Relief Canyon Mine
18
17
16
Relief Canyon
Processing Facilities
19
20
21
T27N R33E
T27N R34E
T27N R35E
PERSHING PASS PROPERTY
T26N R5E
T26N R33E
T26N R34E
Legend
Newmont Area of Interest
Leased Fee Land
Subleased Fee Land
Owned Claims
Leased Claims
N
0
0.5
1
2 Miles

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Rock Formation and Mineralization

The Relief Canyon properties are located in Pershing County, Nevada at the southern end of the Humboldt Range. The range is underlain by a sequence of late Paleozoic to Mesozoic aged volcanic and sedimentary rocks. Gold-bearing rocks at the Relief Canyon properties are primarily developed within breccia zones along the contact between the Grass Valley and Cane Springs Formations.

Property History

Gold was first discovered on the property by the Duval Corp. in 1979. Subsequent exploration was performed by various companies including Lacana Mining, Santa Fe Gold Corp., and Pegasus Gold Inc., and gold was produced from the properties during the late 1980s and early 1990s. Firstgold Corp. acquired the property in 1995, explored periodically from 1995 until 2009, and produced a small amount of gold in 2009. Firstgold Corp. filed for bankruptcy protection in January 2010, and in August 2011, pursuant to an order of the bankruptcy court, the Company (through our wholly owned subsidiary, Gold Acquisition Corp.) purchased 100% of the Relief Canyon Mine property and related assets.

Title and Ownership Rights. Our Relief Canyon property rights currently total approximately 25,000 acres and are comprised of approximately 948 owned unpatented mining claims, 120 owned millsite claims, 172 leased unpatented mining claims, and 2,235 acres of leased and 2,770 acres of subleased private lands. In January 2015, we acquired certain mining claims from Newmont USA Ltd, entered into a new mining lease on private, or fee, lands previously subleased from Newmont, and amended the 2006 Minerals Lease and Sublease with Newmont with respect to certain other portions of the Relief Canyon properties. These transactions, which did not increase the size of the Relief Canyon property position, are described below.

In order to maintain ownership of the unpatented mining claims and millsites at the Relief Canyon properties, we are required to make annual claim maintenance payments of $155 per mining claim or millsite to the U.S. Bureau of Land Management (“BLM”), and to record in the county records an affidavit of payment of claim maintenance fees and notice of intent to hold and pay county recording fees of $10.50 per claim or millsite. Our total property maintenance costs for all of the unpatented mining claims and millsites for the Relief Canyon properties in 2014 was approximately $205,000, and we expect our costs to be approximately the same in 2015. The BLM is required by statute to adjust the claim maintenance fees for inflation every five years, or more frequently if the Secretary of Interior determines an adjustment to be reasonable. Those fees were most recently adjusted in 2014.

January 2015 Acquisition. In January 2015, we acquired 74 unpatented mining claims totaling approximately 1,300 acres that we had previously leased from Newmont.  We also entered into a new mining lease directly with New Nevada Resources, LLC and New Nevada Lands, LLC for approximately 1,600 acres of fee, or private, land that we had previously subleased from Newmont. The new lease has a primary term of twenty years that can be extended for so long thereafter as mining, development or processing operations are being conducted on a continuous basis. The lease contains customary terms and conditions, including annual advance royalty payments commencing at $1.00 per acre and increasing after five years by the greater of five percent or an amount determined from the Consumer Price Index, and a 2.5% net smelter returns production royalty.

The claims that we acquired from Newmont and the fee land subject to our new lease are located near and include portions of the pit and the land on which the processing facilities are located.  These properties also include lands to the south and west of the current mine pits that the Company believes are prospective for potential expansion of the Relief Canyon deposit, and lands that could in the future be used for new or expanded mine support facilities, including potential waste rock storage. As a result of these transactions, the claims we purchased from Newmont and the private lands we leased from New Nevada Resources and New Nevada Lands are no longer subject to Newmont’s joint venture rights discussed below.

Newmont Leased Property. The Newmont Leased property, which we hold pursuant to a 2006 Mineral Lease and Sublease with Newmont consists of 137 unpatented lode mining claims owned by Newmont, comprising approximately 2,435 acres, and approximately 2,770 acres of privately-owned fee minerals leased by Newmont.

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Also as part of the January 2015 transactions with Newmont, Newmont and the Company entered into an amendment (the “Third Amendment”) of the 2006 Minerals Lease and Sublease. The amendment removed from the 2006 Minerals Lease and Sublease the claims we purchased from Newmont and the private lands we leased directly from New Nevada Resources and New Nevada Lands. Pursuant to the Third Amendment the Company agreed to a $2.6 million work commitment on the properties remaining subject to the 2006 Minerals Lease and Sublease to be expended by January 2022. As of mid-December 2014, the Company had already incurred and can credit approximately $2.4 million in exploration expenditures against the $2.6 million work commitment. Under the 2006 Minerals Lease and Sublease, if we elect not to or fail to incur at least $0.5 million in exploration expenditures per year, the annual rental payment to Newmont would be approximately $0.1 million. Because we have satisfied the work commitments for 2014, 2015, and 2016, we are not required to make annual rental payments for those years. We would be required to expend $0.5 million in additional direct drilling expenditures in 2017 in order to avoid the annual rental payment requirement.  We are also required to reimburse Newmont for advance royalty payments made by Newmont to the lessor each year under Newmont’s underlying lease with New Nevada Resources. The reimbursement amount was approximately $2,500 for each of 2013 and 2014.

In connection with the January 2015 transactions with Newmont, Newmont and New Nevada Resources LLC entered into a new Mining Lease (the “2015 Newmont Lease”) covering about 2,770 acres of private lands included in the Company’s Relief Canyon properties, shown on the map above as subleased fee land. The 2015 Newmont Lease has a primary term of twenty years that can be extended for as long thereafter as mining, development or processing operations are being conducted on a continuous basis. The 2015 Newmont Lease contains customary terms and conditions, including an advance royalty and a 2.5% net smelter returns production royalty payable to New Nevada Resources LLC. We continue to hold our rights to the private lands covered by the 2015 Newmont Lease pursuant to our 2006 Minerals Lease and Sublease with Newmont.

Newmont Joint Venture Rights. Under the 2006 Minerals Lease and Sublease, if we decide to commence mine construction activities in anticipation of mining on any portion of the properties covered thereby, we are required to notify Newmont and provide Newmont with a copy of a positive feasibility study covering the property on which we intend to commence production, as well as additional information. Newmont has the right at any time until we deliver a positive feasibility study on the Newmont Leased property that is subject to the Newmont area of interest, as shown on the map above, and for a period of 90 days thereafter either (i) to elect to enter into a joint venture agreement with us covering all of the Newmont Leased properties and governing the development of the Newmont Leased properties going forward, which we refer to as the “Venture Option”, in which case Newmont is required to reimburse us for 250% of the expenditures incurred since March 29, 2006, and with respect to which Newmont would have a 51% participating interest and we would have a 49% participating interest, or (ii) if Newmont does not elect the Venture Option, to convey the Newmont Leased properties to us, reserving the 3% to 5% sliding scale net smelter returns royalty discussed in the following paragraph, and to receive a $1.5 million production bonus on the commencement of commercial production.

The 2006 Minerals Lease and Sublease provides that, if Newmont did not elect the Venture Option and instead conveyed the Newmont Leased properties to us, the properties would be burdened by a 3% to 5% net smelter royalty tied to the gold price. The 5% net smelter royalty would apply if the monthly average gold price is equal to or greater than $400 per ounce. In addition, we must pay a 2.5% net smelter returns royalty to the underlying lessor, New Nevada Resources, LLC on approximately 2,770 acres of the Newmont Leased properties.

Royalties. The map below shows the royalties payable on the properties on which the current Relief Canyon pits and processing facilities are located and the surrounding properties the Company now owns or leases directly from New Nevada Resources, LLC and New Nevada Lands, LLC, as the result of the transactions with Newmont described above.

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T 27 N R 34 E
OWNED CLAIMS AND MILLSITES
18
Relief Canyon Mine
Processing Facilities
PRIVATE LANDS
17
MINING LEASE
Relief Canyon Mine
Resource Area
16
OWNED CLAIMS
PRIVATE LANDS
19
MINING LEASE
20
OWNED CLAIMS
MINING LEASE
PRIVATE LANDS
21
PRIVATE LANDS
MINERALS SUB-LEASE
2% NSR NEWMONT
5% NEWMONT JV OR NSR NEWMONT
2% NSR NEWMONT - 2.5% NSR NEW NEVADA RESOURCES
2% NSR ROYAL CRESCENT VALLEY INC
0'
2000'
4000'
6000'

Pershing Pass Property. The Pershing Pass property consists of over 700 unpatented mining claims covering approximately 12,000 acres and a mining lease covering approximately 600 acres.  The Pershing Pass property includes approximately 490 unpatented lode mining claims covering approximately 9,700 acres that we acquired from Silver Scott Mines in March 2012 and approximately 283 unpatented lode mining claims covering about 5,660 acres owned directly by Victoria Resources (US) Inc., a wholly-owned subsidiary of Victoria Gold Corp., prior to our purchase. Victoria has reserved a 2% net smelter return production royalty on the 221 claims that are located outside the area of interest related to the Newmont Leased property, discussed above.  The Pershing Pass property also includes 17 unpatented mining claims acquired from a third party in April 2012 subject to a 2% net smelter return royalty, 17 unpatented mining claims that we located in mid-2012, and approximately 635 acres of private lands that we leased in January 2013.  The primary term of the lease is ten years, which may be extended as long as mineral development work continues on the property. Production from the private lands covered by the lease is subject to a 2% net smelter return royalty on all metals produced other than gold, and to a royalty on gold indexed to the gold price, ranging from 2% at gold prices of less than $500 per ounce to 3.5% at gold prices over $1,500 per ounce. Prior to one year after commencement of commercial production, we can repurchase up to 3% of the royalty on gold production at the rate of $600,000 for each 1%.

In September 2013, we entered into a lease agreement and purchase option for 19 unpatented mining claims (approximately 400 acres) in the Pershing Pass Property. The lease grants us exclusive rights to conduct mineral exploration, development and mining and an exclusive option to purchase the claims. The primary term of the lease is ten years, which may be extended as long as mineral exploration, development, or mining work continues on the property. Production from the lease is subject to a 1% net smelter return royalty on precious metals and a one-half percent net smelter royalty on all other metals produced from the lease. Prior to production, and starting in September 2016, we are required to pay a $10,000 per year advance minimum royalty payment to Wolf Pack Gold. The advance minimum royalty remains at $10,000 per year until September 2023 when the advance royalty payment increases to $12,500 per year. The advance royalty payment increases to $15,000 per year in September 2028 and then $20,000 per year in September 2033. The advance minimum royalty payments are due on or before the anniversary dates of the lease agreement. If we decide to exercise the purchase option, which is exercisable at any time, we can acquire the 19 unpatented mining claims for $250,000.

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Environmental Permitting Requirements.

Various levels of governmental controls and regulations address, among other things, the environmental impact of mineral mining and exploration operations and establish requirements for reclamation of mineral mining and exploration properties after exploration operations have ceased. With respect to the regulation of mineral mining and exploration, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission limits and other design or operational requirements for various aspects of the operations, including health and safety standards. Legislation and regulations also establish requirements for reclamation and rehabilitation of mining properties following the cessation of operations and may require that some former mining properties be managed for long periods of time after mining activities have ceased.

Our exploration activities are subject to various levels of federal and state laws and regulations relating to protection of the environment, including requirements for closure and reclamation of mineral exploration properties. Some of the laws and regulations include the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-to-Know Act, the Endangered Species Act, the Federal Land Policy and Management Act, the National Environmental Policy Act, the Resource Conservation and Recovery Act, and related state laws in Nevada. Additionally, much of our property is subject to the federal General Mining Law of 1872, which regulates how mining claims on federal lands are located and maintained.

The State of Nevada, where we intend to focus our mineral exploration efforts, requires mining projects to obtain a Nevada State Reclamation Permit pursuant to the Mined Land Reclamation Act (the “Nevada MLR Act”), which establishes reclamation and financial assurance requirements for all mining operations in the state. New and expanding facilities are required to provide a reclamation plan and financial assurance to ensure that the reclamation plan is implemented upon completion of operations. The Nevada MLR Act also requires reclamation plans and permits for exploration projects that will result in more than five acres of surface disturbance on private lands.

We have an approved Plan of Operations from the BLM and a Reclamation Permit from the Nevada Division of Environmental Protection/Bureau of Mining Regulation and Reclamation (“NDEP”) that authorizes exploration drilling at the Relief Canyon Mine property. These permits also authorize commencement of mining within and immediately adjacent to the existing open pits and use of the heap leach mineral processing facilities.

Our current reclamation bond with BLM and the NDEP totals approximately $5.6 million, which is currently approximately $108,000 in excess of the current requirement to cover reclamation of land disturbed in our exploration and mining operations. We satisfy this obligation by providing a surface management surety bond in that amount through a third-party insurance underwriter, collateralized by approximately 45% of the initial bond amount, or about $2.3 million.

Approximately $5.5 million of our reclamation bond with BLM and the NDEP covers both exploration and mining at the Relief Canyon Mine property, including the three open-pit mines and associated waste rock disposal areas, the mineral processing facilities, ancillary facilities, and the exploration roads and drill pads, with an additional $12,500 covering generative exploration properties located away from the Mine. The remaining approximately $108,000 can be used to satisfy, or partially satisfy, future bonding requirements for exploration or mining. Our preliminary estimate of the likely amount of additional financial assurance for future exploration is approximately $100,000, although we expect periodic increases due to effects of inflation. Our preliminary estimate of the likely amount of additional financial assurance to recommence mining operations is approximately $600,000 million, which may increase as our mining plans are finalized and reviewed by the applicable agencies.

We have received the final permits required to commence mining at Relief Canyon within the existing open-pit mine and in a small area adjacent to the North Pit. In March 2015, we submitted to the BLM and the NDEP requests to amend the Plan of Operations and the Reclamation Permit to allow us to expand the mine above the water table. We anticipate that the existing permits can be amended to authorize mining above the water table; however, securing the necessary permits may take longer or cost more than anticipated. We expect BLM may require an Environmental Assessment prior to approving a mine expansion above the water table. We estimate the annual cost of holding these permits to total approximately $35,000 and the 2015 cost to amend these permits to authorize future mining above the water table to total approximately $200,000, which may increase as our mining plans are finalized.

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The Relief Canyon heap leach processing facility is fully permitted, however we plan to amend the permits to add a gold recovery circuit and refinery. Additionally, we will be required to provide BLM and NDEP with a larger reclamation bond prior to expanding the mine. Additional permitting would be required in the future to mine below the water table. BLM may require an Environmental Impact Statement to evaluate the impacts associated with mining below the water table.

As discussed above, we have an authorized Plan of Operations from the BLM and a Reclamation Permit from the NDEP, which authorized mining in the existing pit area, mineral processing, and our 2014 and 2015 drilling program at Relief Canyon. We may need to secure a new or modified NDEP Reclamation Permit in order to conduct exploration activities on some of the private lands leased and subleased from Newmont. We plan to apply for additional required permits to conduct our exploration programs as necessary. These permits would be obtained from either the BLM or the NDEP. Obtaining such permits will require the posting of additional bonds for subsequent reclamation of disturbances caused by exploration. Delays in the granting of permits or permit amendments are not uncommon, and any delays in the granting of permits may adversely affect our exploration activities.

Our current exploration permit costs are minimal, although future exploration activities may require amendments to these permits. We also anticipate that one or more Notices of Intent will be required from BLM for exploration drilling in the future on our unpatented mining claims in the Pershing Pass area of the Relief Canyon expansion properties, located to the south of the Relief Canyon Mine property. A Notice of Intent includes information regarding the company submitting the notice, maps of the proposed disturbance, equipment to be utilized, the general schedule of operations, a calculation of the total disturbance anticipated, and a detailed reclamation plan and budget. A bond in U.S. currency is required to ensure reclamation, and the amount is determined based on the estimated third-party costs to reclaim and re-vegetate the disturbed acreage. BLM approval of the Notice is not required, but the bond calculation is required to be approved in writing by the BLM before work can proceed. It is not necessary to file a Notice of Intent prior to work on private land. The Notice of Intent must be filed with the BLM for all activities involving the disturbance of five acres (two hectares) or less of the surface. Measurement of land disturbance is cumulative, and once five acres total has been disturbed and remains unreclaimed in one project area, a Plan of Operations must be filed and approved by the BLM before additional work can take place, and a Reclamation Permit must be obtained from the NDEP. Both the Plan of Operations and the NDEP Reclamation Permit require a cash bond and a reclamation plan.

We do not anticipate discharging water into active streams, creeks, rivers and lakes because there are no bodies of water near the Relief Canyon project area. We also do not anticipate disturbing any endangered species or archaeological sites or causing damage to our property. Re-contouring and re-vegetation of disturbed surface areas would be completed pursuant to the applicable permits. The cost of reclamation work varies according to the degree of physical disturbance. It is difficult to estimate the future cost of compliance with environmental laws since the full nature and extent of our future activities cannot be determined at this time.

Other Exploration

We conducted generative exploration on the Relief Canyon expansion properties in 2012 and 2013. We did not focus on exploration in the Relief Canyon expansion properties in 2014, and we do not expect to do so in 2015, as we intend to continue to focus our expenditures on the Relief Canyon Mine. Because the Relief Canyon expansion properties are at an early stage of exploration, it would take at least several years to perform sufficient exploration drilling to determine whether these properties contain mineable reserves that could be put into production in the future. Exploration costs in future years may increase or decrease depending on results and available funding. However, because the Relief Canyon properties have a lower priority than expenditures on the Relief Canyon Mine property, if we do not receive adequate funding, we would reduce, postpone or cancel expenditures at our Relief Canyon expansion properties before reducing, postponing or cancelling exploration activity at the Relief Canyon Mine property.

We intend to continue to acquire additional mineral targets in Nevada and elsewhere in locations where we believe we have the potential to quickly expand and advance known mineralization and the potential to discover new deposits. We will require external funding to pursue our exploration programs. There is no assurance we will be able to raise capital on acceptable terms or at all.

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If, through our exploration program, we discover an area that may be able to be profitably mined for gold, we would focus most of our activities on determining whether that is feasible, including further delineation of the location, size and economic feasibility of a potential orebody. If our efforts are successful, we anticipate that we would seek additional capital through debt or equity financing to fund further development, or that we would sell or lease the rights to mine to a third party or enter into joint venture, royalty financing, or other arrangements. There is no assurance that we could obtain additional capital or a willing third party.

Employees

We currently have 22 full-time employees and one part-time employee. We believe that our relations with our employees are good. In the future, if our activities grow, we may hire personnel on an as-needed basis. For the foreseeable future, we plan to engage geologists, engineers and other consultants as necessary.

Competition

We compete with other exploration companies for the acquisition of a limited number of exploration rights, and many of the other exploration companies possess greater financial and technical resources than we do. The mineral exploration industry is highly fragmented, and we are a very small participant in this sector. Many of our competitors explore for a variety of minerals and control many different properties around the world. Many of them have been in business longer than we have and have established more strategic partnerships and relationships.  We also compete with other exploration companies for the acquisition and retention of skilled technical personnel.

Our competitive position depends upon our ability to acquire and explore new and existing gold properties.  However, there is significant competition for properties suitable for gold exploration. Failure to achieve and maintain a competitive position could adversely impact our ability to obtain the financing necessary for us to acquire gold properties.  As a result, we may be unable to continue to acquire interests in attractive properties on terms that we consider acceptable. We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as explosives, and certain equipment such as drill rigs, bulldozers and excavators that we will need to conduct exploration. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to secure them.

Market for Gold

In the event that gold is produced from our property, we believe that wholesale purchasers for the gold would be readily available. Readily available wholesale purchasers of gold and other precious metals exist in the United States and throughout the world. Among the largest are Handy & Harman, Engelhard Industries and Johnson Matthey, Ltd. Historically, these markets are liquid and volatile.  In 2014 and through June 1, 2015, the London Fix AM high and low gold fixes were $1,379 and $1,144.50 per troy ounce, respectively, which represents an approximately 18.5% decline in gold prices as compared to the high price in 2013. Wholesale purchase prices for precious metals can be affected by a number of factors, all of which are beyond our control, including but not limited to:

•	fluctuation in the supply of, demand and market price for gold;
•	mining activities of our competitors;
•	sale or purchase of gold by central banks and for investment purposes by individuals and financial institutions;
•	interest rates;
•	currency exchange rates;
•	inflation or deflation;
•	fluctuation in the value of the United States dollar and other currencies; and
•	political and economic conditions of major gold or other mineral-producing countries.

Gold ore is typically mined and leached to produce pregnant solutions, which are processed through a series of steps to recover gold and produce doré. Gold doré is then sold to refiners and smelters for the value of the minerals that it contains, less the cost of further refining and smelting. Refiners and smelters then sell the gold on the open market through brokers who work for wholesalers including the major wholesalers listed above.

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Financial Results

We reported a net loss of approximately $(16.5) million for the year ended December 31, 2014. We reported a net loss of approximately $(4.1) million for the quarter ended March 31, 2015. We expect to incur significant losses into the foreseeable future and our monthly “burn rate” for the remainder of 2015 is expected to be approximately $0.9 million (including approximately $0.4 million for general and administrative costs and $0.5 million for exploration, permitting and additional work at the Relief Canyon Mine). In July 2014 we completed private placements of units comprised of our common stock and warrants for a total of approximately $12.2 million in gross proceeds, in October 2014 we completed a private placement for gross proceeds of $10.0 million, and in April 2015 we completed the Private Placement of units comprised of common stock and warrants for gross proceeds of approximately $11.4 million. We expect to require additional external financing to fund operations and exploration by mid-2016. If we are unable to raise external funding, and eventually generate significant revenues from our claims and properties, we will not be able to earn profits or continue operations. We have no production history upon which to base any assumption as to the likelihood that we will prove successful, and it is uncertain that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Legal Proceedings

None.

MANAGEMENT

The following table sets forth information regarding the members of our Board of Directors and our executive officers. All directors hold office for one-year terms until the election and qualification of their successors. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

Name	Age	Position
Stephen Alfers	69	Chief Executive Officer, President and Chairman
Debra Struhsacker	62	Senior Vice President
Timothy Janke	63	Chief Operating Officer
Eric Alexander	48	Vice President Finance and Controller
Barry Honig	43	Director
Alex Morrison	51	Director

Stephen Alfers. Mr. Alfers has served as our Chief Executive Officer and Chairman since February 2012 and as our President since August 2012. Mr. Alfers served as the President and Chief of U.S. Operations of Franco-Nevada Corporation from January 2010 to September 2011 and its Vice President (Legal) from December 2007 to December 2009. Mr. Alfers is the founder and, since 2007, has been the President of Alfers Mining Consulting, which performs consulting services from time to time for mining and exploration companies and investors in these industries, including providing continuing services from time to time for Franco-Nevada Corporation, with Mr. Alfers serving as an officer and director of certain of the U.S. subsidiaries of Franco-Nevada Corporation. Mr. Alfers served as the President and Chief Executive Officer of NewWest Gold Corporation, a publicly traded Canadian corporation listed on the Toronto Stock Exchange, from 2006 to 2007. Mr. Alfers also served on the Board of Directors of NewWest Gold Corporation from 2005 to 2007. Mr. Alfers served as President and Chief Executive Officer of the NewWest Resources Group from 2001 to 2005 and as President and Chief Executive Officer of NewWest Gold Corporation, a privately-held Delaware Corporation from 2005 to 2006. Mr. Alfers was the founder in 1995, and served as managing partner from 1995 to 2001 of, Alfers & Carver LLC, a boutique natural resources law firm. Mr. Alfers received a J.D. from the University of Virginia, an M.A. in Monetary Policy and Public Finance from the University of Denver and a B.A. in Economics from the University of Denver. Mr. Alfers was chosen to be a director of the Company based on his extensive mining industry and operational experience, and his mining industry legal expertise.

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Debra Struhsacker.   Ms. Struhsacker was appointed Corporate Vice President in September 2013, and was named Senior Vice President in September 2014. From June 2006 until joining the Company, Ms. Struhsacker was the principal of her own consulting business, providing management, coordination and execution of environmental permitting strategies and other environmental, regulatory, governmental and community relations issues to mining companies. She has provided consulting services to the Company at the Relief Canyon Project since October 2011. She served as Vice President, U.S. Governmental and Regulatory Affairs for Kinross Gold USA, Inc., a subsidiary of Kinross Gold Corporation, from July 2003 to May 2006, and was engaged in her own consulting business from April 1991 until June 2003. Ms. Struhsacker has over 25 years of experience in hardrock mining and environmental issues, including related public policy issues, permitting and reclamation. She has a B.A. in Geology and French from Wellesley College and a M.S. in Geology from the University of Montana. Ms. Struhsacker is a certified professional geologist (Wyoming and American Institute of Professional Geologists).

Timothy Janke.  Mr. Janke was appointed Chief Operating Officer in August 2014.  Since November 2010, Mr. Janke has been the president of his own consulting business providing mine operating and evaluation services to several mining companies.  Beginning in July 2012, he provided consulting services at the Relief Canyon Project advising the Company on mine start-up plans and related activities.  From June 2010 to August 2014, Mr. Janke served as Vice President and Chief Operating Officer of Renaissance Gold, Inc. and its predecessor Auex Ventures, Inc.  He was General Manager–Projects for Goldcorp Inc. and its predecessor Glamis Gold, Inc. from July 2009 to May 2010, Vice President and General Manager of the Marigold Mine from February 2006 to June 2009, and its Manager of Technical Services from September 2004 to January 2006.  Since August 2011, Mr. Janke has served as a director for Renaissance Gold. Mr. Janke has over 40 years of engineering and operational experience in the mining industry. He has a B.S. in Mining Engineering from the Mackay School of Mines.

Eric Alexander.   Mr. Alexander joined the Company in September 2012 as its Vice President Finance and Controller and was appointed as the Company’s principal financial officer and principal accounting officer in November 2012. Prior to the joining the Company, Mr. Alexander was the Corporate Controller for Sunshine Silver Mines Corporation, a privately held mining company with exploration and pre-development properties in Idaho and Mexico, from March 2011 to August 2012. He was a consultant to Hein & Associates LLP from August 2012 to September 2012 and a Manager with Hein & Associates LLP from July 2010 to March 2011. He served from July 2007 to May 2010 as the Corporate Controller for Golden Minerals Company (and its predecessor, Apex Silver Mines Limited), a publicly traded mining company with operations and exploration activities in South America and Mexico. He has over 25 years of corporate, operational and business experience, and 11 years of mining industry experience. In addition to working in the industry he also held the position of Senior Manager with the public accounting firm KPMG LLP, focusing on mining and energy clients. Mr. Alexander has a B.S. in Business Administration (concentrations in Accounting and Finance) from the State University of New York at Buffalo and is also a licensed CPA.

Barry Honig.  Mr. Honig has served as a director of our Company since September 29, 2010.  Mr. Honig was appointed as our Co-Chairman on September 29, 2010 and served as our Chairman from September 2, 2011 to February 9, 2012. Since January 2004, Mr. Honig has been the President of GRQ Consultants, Inc., and is a private investor and consultant to early stage companies. Mr. Honig’s expertise includes early stage company capital restructuring, debt financing, capital introductions, and mergers and acquisitions. Mr. Honig sits on the board of several private companies. In addition, Mr. Honig has served as a director of Chromadex Corporation since October 2011 and served as the Co-Chairman of InterCLICK, Inc. from August 2007 through December 2011. Mr. Honig was appointed the co-Chairman of Chromadex Corp. on October 14, 2011. Mr. Honig was selected to serve as our director due to his extensive knowledge of the capital markets, his judgment in assessing business strategies and accompanying risks, and his expertise with emerging growth companies.

Alex Morrison.  Mr. Morrison has served as a director of our Company since November 19, 2012.  Mr. Morrison is a mining executive, chartered accountant and certified public accountant with over 27 years of experience in the mining industry. He currently serves on the boards of Detour Gold Corporation and Taseko Mines Limited. Mr. Morrison has held senior executive positions at a number of mining companies, most recently serving as Vice President and Chief Financial Officer of Franco-Nevada Corporation from 2007 to 2010. From 2002 to 2007, Mr. Morrison held increasingly senior positions at Newmont Mining Corporation, including Vice President, Operations Services and Vice President, Information Technology. Prior to that, Mr. Morrison was Vice President and Chief Financial Officer of NovaGold Resources, Inc. and Vice President and Controller at Homestake Mining Company and held senior financial positions at Phelps Dodge Corporation and Stillwater Mining Company. In addition, periodically between 2007 and the present, Mr. Morrison has performed financial consulting services for mining companies. Mr. Morrison began his career with PricewaterhouseCoopers LLP after obtaining his Bachelor of Arts in Business Administration from Trinity Western University. Mr. Morrison was selected to serve as our director due to his extensive mining resource and business experience and his financial expertise.

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Director or Officer Involvement in Certain Legal Proceedings

Our directors and executive officers were not involved in any legal proceedings as described in Item 401(f) of Regulation S-K in the past ten years.

Family Relationships

There are no family relationships among the executive officers and directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes the compensation through December 31, 2014 of each of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
Stephen Alfers Chief Executive Officer, President and Chairman	2014	350,000	350,000	—	—	—	700,000
	2013	275,000	350,000	—	—	—	625,000

Debra Struhsacker (2) Corporate Vice President	2014	200,000	125,000	—	74,200	—	399,200
	2013	54,760	100,000	—	35,000	515,238	704,998

Timothy Janke (3) Chief Operating Officer	2014	39,346	75,000	—	214,200	36,225	364,771
	2013	—	—	—	—	—	—

Eric Alexander Vice President Finance and Controller	2014	175,000	60,000	—	25,200	—	260,200
	2013	175,000	60,000	—	580,000	—	815,000

(1)	Reflects the grant date fair value of the Company’s common stock calculated in accordance with FASB ASC Topic 718. For information regarding the assumptions used to compute grant date fair market value, see Note 2 to the Company’s Audited Consolidated Financial Statements included in the Company’s 2014 annual report on Form 10-K.
(2)	Ms. Struhsacker joined the Company as Corporate Vice President on September 23, 2013 and her 2013 salary amount is a portion of her annual $200,000 salary pro-rated from her start date. All Other Compensation includes amounts paid to Ms. Struhsacker in 2013 prior to her joining the Company and is comprised of $132,738 in consulting fees and the $382,500 grant date fair value of 750,000 shares of restricted common stock granted on February 12, 2013.

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(3)	Timothy Janke joined the Company as the Company’s Chief Operating Officer in August 2014, and his salary amount is a portion of his annual $100,000 salary pro-rated from his start date. Mr. Janke devotes approximately half of his time to serving as Chief Operating Officer. All Other Compensation includes $36,225 in consulting fees paid to Mr. Janke in 2014 prior to his appointment as Chief Operating Officer.

Agreements with Executive Officers

Stephen Alfers

We entered into an employment agreement with Mr. Alfers on February 9, 2012 that provides that Mr. Alfers will serve as our Chief Executive Officer until December 31, 2015, subject to renewal. Under the employment agreement, Mr. Alfers is entitled to a base salary of $250,000 per year, subject to increase at the discretion of the Board, and was issued (i) 12,000,000 restricted shares of the Company’s common stock and (ii) a ten year option to purchase 10,000,000 shares of the Company’s common stock at an exercise price of $0.49 per share. Under the employment agreement, as amended to date, the vesting schedule of the restricted stock grant is as follows: 6,000,000 shares vested on December 26, 2013; 3,000,000 shares vested on February 9, 2014; and 3,000,000 shares will vest on February 9, 2016. Vesting accelerates upon certain events, including a Change in Control (as defined in the employment agreement), as described below. Amendments to Mr. Alfers’ employment agreement on February 8, 2013, December 23, 2013 and February 5, 2015 related to changes to the vesting schedule of his restricted stock grants. The options were fully vested when granted.

Under Mr. Alfers’ employment agreement, he is entitled to receive an annual bonus if the Company meets or exceeds certain criteria adopted by the Board of Directors. The “Target Bonus” for Mr. Alfers for each year is equal to 100% of his annualized base salary for that year if target levels of performance for that year are achieved, with greater or lesser amounts paid for performance above and below the target and can be paid in cash or stock at the election of the Board. Certain amounts payable to Mr. Alfers as compensation are subject to claw-back rights in the event of restatements of our financial information for a period of three years after termination.

Upon Mr. Alfers’ termination without Cause (as defined in the employment agreement), within six months prior to or twenty-four months following a Change in Control (a “Change in Control Period”) or upon Mr. Alfers’ Resignation for Good Reason (as defined in the employment agreement) during a Change in Control Period, we are required to pay to Mr. Alfers (in addition to any Accrued Obligations as defined in the employment agreement), a lump sum in an amount equal to three times the sum of (i) Mr. Alfers’ then in effect base salary plus (ii) Mr. Alfers’ Target Bonus (as defined in the employment agreement) for the year in which the Change in Control occurs. Additionally, any unvested equity awards that were granted prior to the Change in Control, including any unvested awards made under the employment agreement, fully and immediately vest on the Change in Control.

Upon Mr. Alfers’ termination without Cause or upon Mr. Alfers’ Resignation for Good Reason in the absence of a Change in Control, we are required to pay to Mr. Alfers (in addition to any Accrued Obligations as defined in the employment agreement), a lump sum in an amount equal to two times the sum of (i) Mr. Alfers’ base salary then in effect plus (ii) the average of Mr. Alfers’ bonuses payable with respect to the two prior fiscal years. In addition, any portion of the remaining three million unvested shares granted under the employment agreement that remained unvested would immediately vest. All other unvested equity grants would be forfeited as of the date of termination, and any vested equity awards would be treated as specified in the applicable equity plan and award agreement.

Debra Struhsacker

On January 1, 2013, we retained Ms. Struhsacker as an independent contractor to provide us with environmental permitting and government consulting services in exchange for a $10,500 monthly retainer and $175 hourly fee for time spent in excess of 60 hours per month.

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We entered into an offer letter with Ms. Struhsacker on September 23, 2013 pursuant to which Ms. Struhsacker was hired to serve as the Company’s Corporate Vice President and is entitled to an annual base salary of $200,000. Accordingly, the consulting agreement with Ms. Struhsacker was terminated. In September 2014, Ms. Struhsacker was promoted to Senior Vice President.

In connection with the offer letter we entered into with Ms. Struhsacker, we also entered into a severance compensation agreement with Ms. Struhsacker on September 23, 2013. Upon a Qualifying Termination (as defined in the severance compensation agreement) occurring on or within twelve months following a Change in Control (as defined in the severance compensation agreement), we are required to pay Ms. Struhsacker a lump-sum severance payment equal to one and a half times the sum of (i) Ms. Struhsacker’s base salary, plus (ii) the greater of Ms. Struhsacker’s Annual Bonus Amount or Ms. Struhsacker’s Assumed Bonus Amount (both as defined in the severance compensation agreement).

Timothy Janke

We entered into an offer letter with Mr. Janke on August 27, 2014 pursuant to which Mr. Janke will devote approximately half of his time as the Company’s Chief Operating Officer and will be paid an annual salary of $100,000 per year. In the event of Mr. Janke’s termination other than for Cause or his resignation for Good Reason (as those terms are defined in the offer letter) during the three-year period following Mr. Janke’s start date of August 29, 2014, or in the event of Mr. Janke’s termination for Cause or his resignation for Good Reason within 12 months following a Change of Control (as such term is defined in the offer letter) that occurs within three years of his start date, Mr. Janke will be entitled to a severance payment from the Company equal to one and a half times Mr. Janke’s base salary and bonus.

Eric Alexander

We entered into a revised offer letter with Mr. Alexander on November 21, 2012, amended on February 8, 2013, pursuant to which Mr. Alexander joined the Company as our Vice President Finance and Controller and is entitled to an annual base salary of $175,000. In addition, in connection with his appointment as the Company’s Principal Financial Officer and Principal Accounting Officer, the Company granted Mr. Alexander 200,000 shares of restricted stock, vesting over three years. The amendment deferred vesting of certain of the restricted shares, of which 133,320 vested in equal tranches on March 14, 2014 and November 30, 2014, and a final tranche of 66,680 shares is scheduled to vest on November 30, 2015, subject to acceleration under certain events, including upon a Change in Control as defined in the Company’s 2012 Equity Incentive Plan.

In connection with the offer letter we entered into with Mr. Alexander, we also entered into a severance compensation agreement with Mr. Alexander on November 21, 2012.

Upon a Qualifying Termination (as defined in the severance compensation agreement) occurring on or within twelve months following a Change in Control (as defined in the severance compensation agreement), we are required to pay Mr. Alexander a lump-sum severance payment equal to one and a half times the sum of (i) Mr. Alexander’s base salary, plus (ii) the greater of Mr. Alexander’s Annual Bonus Amount or Mr. Alexander’s Assumed Bonus Amount (both as defined in the severance compensation agreement).

Indemnification Agreements

In 2013 and 2014, the Company entered into indemnification agreements with its directors and executive officers providing for indemnification against all expenses, judgments, fines and amounts paid in settlement incurred by such indemnitee in connection with any threatened, pending or completed action, suit, alternative dispute resolution mechanism or proceeding to which indemnitee was or is a party or is threatened to be made a party by reason of the fact that indemnitee is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, to the fullest extent permitted by Nevada law. The indemnification agreements also provide for the advancement of expenses (including attorneys’ fees) incurred by the indemnitee in connection with any action, suit, alternative dispute resolution mechanism or proceeding (subject to the terms and conditions set forth therein). The indemnification agreements contain certain exclusions, including proceedings initiated by the indemnitee unless such advancement is specifically approved by a majority of our disinterested directors. The Company expects that it will enter into similar indemnification agreements with any new directors and executive officers.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of equity awards of our named executive officers at December 31, 2014. This table includes unexercised and unvested options and equity awards. Vesting schedules are subject to acceleration or forfeiture in certain circumstances, including a change of control.

Option awards						Stock awards
Name	Number of securities underlying unexercised options (#) Exercisable	Number of securities underlying unexercised options (#) Unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (1)
Stephen Alfers	10,000,000	—	—	$0.49	2/9/22	—	—	6,333,500	(2)	$1,836,715
	5,000,000	—	—	$0.34	6/17/22	—	—	—		—
Debra Struhsacker	400,000	—	—	$0.45	3/6/22	—	—	831,660	(3)	$241,181
	400,000	—	—	$0.34	6/17/22	—	—	—		—
Timothy Janke	—	—	—	—	—	—	—	1,165,000	(4)	$337,850
Eric Alexander	—	—	—	—	—	—	—	956,666	(5)	$277,433

(1)	The market value of stock awards is calculated at $0.29 per share, the closing price of our common stock December 31, 2014.
(2)	Includes 1,666,500 shares which vested on March 14, 2015 but had not yet vested on December 31, 2014; 3,000,000 shares vesting on February 9, 2016; and 1,667,000 shares vesting on March 14, 2016.
(3)	Includes 88,334 shares vesting on December 11, 2015; 33,330 shares vesting on December 16, 2015; 500,000 shares vesting on February 12, 2016 (following the deferral of vesting of 250,000 shares on February 6, 2015); 88,333 shares vesting on December 11, 2016; 33,330 shares vesting on December 16, 2016; and 88,333 shares vesting on December 11, 2017.
(4)	Includes 255,000 shares vesting on December 11, 2015; 100,000 shares vesting on December 16, 2015; 200,000 shares vesting on February 12, 2016 (following the deferral of vesting of 100,000 shares on February 5, 2015); 255,000 shares vesting on December 11, 2016; 100,000 shares vesting on December 16, 2016; and 255,000 shares vesting on December 11, 2017.
(5)	Includes 66,680 shares vesting on November 30, 2015; 30,000 shares vesting on December 11, 2015; 66,660 shares vesting on December 16, 2015; 666,666 shares vesting on February 12, 2016 (following the deferral of vesting of 333,333 shares on February 5, 2015); 30,000 shares vesting on December 11, 2016; 66,660 shares vesting on December 16, 2016; and 30,000 shares vesting on December 11, 2017.

39

Director Compensation

The following table sets forth compensation paid to our non-employee directors in 2014.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($) (1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Barry Honig	$30,000	(2)	$50,000	$—	$—	$—	$—	$80,000
Alex Morrison	$32,000	(3)	$50,000	$—	$—	$—	$32,625	$114,625

(1)	Amounts represent grant date fair market value calculated pursuant to FASB ASC Topic 718 of 172,414 restricted stock units granted on December 11, 2014, vesting on December 11, 2015. See footnote (1) to the Summary Compensation Table on page 36 of this Registration Statement on Form S-1 for additional information regarding this calculation.
(2)	The amount shown includes Mr. Honig’s 2014 annual retainer fee of $25,000 and $1,000 for Mr. Honig’s attendance at each of five Board of Directors meetings in 2014.
(3)	The amount shown includes Mr. Morrison’s 2014 annual retainer fee of $25,000, $1,000 for Mr. Morrison’s attendance at each of seven Board of Directors meetings in 2014. Mr. Morrison was also paid $32,625 in 2014 for consulting services related to financial and strategic matters, which services are outside the scope of his duties as a director and which are included under the heading “All Other Compensation” above.

Our directors who are also our employees receive no fees for board service. Mr. Alfers is the only director who is also an employee. The compensation for all non-employee directors includes a $25,000 annual cash retainer and a $1,000 cash fee for attendance at each Board meeting. Non-employee directors also receive annual grants of restricted stock units, vesting on the first anniversary of the grant date, and equal in value when granted to $50,000. For each vested restricted stock unit the non-employee director is entitled to receive one unrestricted share of common stock upon termination of the director’s service on our Board of Directors. Our directors are also eligible to receive other equity awards, including stock options, under our equity incentive plans.

When the Board establishes standing committees, directors will receive a $1,000 cash fee for attendance at all committee meetings, and the chairs of the Audit, Compensation and Corporate Governance and Nominating committees will receive annual cash retainers of $15,000, $10,000 and $7,500 respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our voting securities as of June 1, 2015 by:

•	each person known by us to beneficially own more than 5.0% of any class of our voting securities;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to us. Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned. Percentage computations are based on 390,730,098 shares of our common stock outstanding as of June 1, 2015.

40

	Common Stock (1)
Name of Beneficial Owner (2)	Shares Beneficially Owned		Percent of Class
5% Owners
Frost Gamma Investments Trust	53,948,997	(3)	13.80%
Levon Resources Ltd.	35,178,572	(4)	9.00%
Executive Officers and Directors
Stephen Alfers	28,742,712	(5)	7.08%
Debra Struhsacker	1,824,557	(6)	* %
Timothy Janke	1,365,000	(7)	* %
Eric Alexander	1,328,522	(8)	* %
Barry Honig	126,403,760	(9) (10)	28.42%
Alex Morrison	1,000,000	(11)	* %
Executive Officers and Directors as a Group (Six persons)	160,664,551		34.84%

*	Less than one percent (1.0%).
(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock includes for each person or entity shares issuable on the exercise of all options and warrants and the conversion of other convertible securities beneficially owned by such person or entity that are currently exercisable or will become exercisable or convertible within 60 days following June 1, 2015. Such shares, however, are not included for the purpose of computing the percentage ownership of any other person.
(2)	The address of these persons, unless otherwise noted, is c/o Pershing Gold Corporation, 1658 Cole Blvd., Bldg. 6, Suite 210, Lakewood, CO 80401.
(3)	The address of Frost Gamma Investments Trust is 4400 Biscayne Blvd., Miami, FL 33137. Dr. Philip Frost is the trustee of Frost Gamma Investments Trust and, in such capacity, has voting and dispositive power over the securities held for the account of Frost Gamma Investments Trust. This information is based upon a Form 4 which was filed with the SEC on July 31, 2014. It includes 53,772,527 shares of common stock and 176,470 shares of common stock issuable upon exercise of warrants.
(4)	The address of Levon Resources Ltd. is Suite 900, 570 Granville St., Vancouver, British Columbia, Canada V6C 3P1.
(5)	Includes (i) 8,602,140 unrestricted shares of common stock; (ii) 4,667,000 shares of restricted stock which have not vested but over which Mr. Alfers holds voting power; (iii) options to purchase 10,000,000 shares of common stock with an exercise price of $0.49 per share, which are fully vested; (iv) options to purchase 5,000,000 shares of common stock with an exercise price of $0.34 per share, which are fully vested; (v) 100 shares of Series E preferred stock, which are convertible into 353,572 shares of common stock; and (vi) 120,000 shares of common stock issuable upon exercise of warrants received in connection with the issuance of the Series E preferred stock.
(6)	Includes (i) 192,897 unrestricted shares of common stock, (ii) 831,660 restricted shares of common stock which have not vested but over which Ms. Struhsacker exercises voting power, and (iii) 800,000 shares of common stock issuable upon exercise of outstanding stock options, which are 100% vested.
(7)	Includes (i) 200,000 unrestricted shares of common stock and (ii) 1,165,000 restricted shares of common stock that have not yet vested but over which Mr. Janke holds voting power.
(8)	Includes (i) 371,856 unrestricted shares of common stock and (ii) 956,666 restricted shares of common stock which have not vested but over which Mr. Alexander exercises voting power.
(9)	Includes:

(i)	21,267,964 unrestricted shares of common stock, 1,000,000 restricted shares of common stock which have not vested but over which Mr. Honig exercises voting power, options to purchase 13,400,000 shares of common stock, which are fully vested, 652 shares of Series E preferred stock, which are convertible into 2,305,286 shares of common stock, 782,400 shares of common stock issuable upon exercise of warrants received in connection with the issuance of the Series E preferred stock, and 411,764 shares of common stock issuable upon exercise of warrants received on July 30, 2014, all of which are held directly by Mr. Honig;

41

(ii)	35,484,621 unrestricted shares of common stock, 4,230 shares of Series E preferred stock convertible into 14,956,072 shares of common stock, and 10,153,147 shares of common stock issuable upon exercise of warrants (including 3,636,000 shares of common stock issuable upon the exercise of warrants received in connection with the issuance of the Series E preferred stock on August 8, 2013, 1,363,637 shares of common stock issuable upon exercise of warrants purchased in a private placement on December 3, 2012, 1,470,588 shares of common stock issuable upon exercise of warrants received on July 2, 2014, 606,000 shares of common stock issuable upon exercise of warrants purchased in a private transaction on January 5, 2015 and 3,076,922 shares of common stock issuable upon exercise of warrants purchased in a private placement on April 10, 2015), all of which are held by GRQ Consultants, Inc. 401K (“GRQ 401K”);
(iii)	993,908 unrestricted shares of common stock held by GRQ Consultants, Inc. (“GRQ Consultants”);
(iv)	13,057,301 unrestricted shares of common stock, 2,070 shares of Series E preferred stock, which are convertible into 7,318,929 shares of common stock, 1,726,800 shares of common stock issuable upon exercise of warrants received in connection with the issuance of the Series E preferred stock, and 294,118 shares of common stock issuable upon exercise of warrants received on July 2, 2014, all of which are held by GRQ Consultants, Inc. Roth 401K FBO Barry Honig (“GRQ Roth 401K”); and
(v)	500,000 unrestricted shares of common stock, 581 shares of Series E preferred stock, which are convertible into 2,054,250 shares of common stock, and 697,200 shares of common stock issuable upon exercise of warrants received in connection with the issuance of the Series E preferred stock, all of which are held by GRQ Consultants, Inc. Defined Benefit Plan (“GRQ Defined”).
(vi)	Mr. Honig is the trustee of GRQ 401K, GRQ Roth 401K and GRQ Defined and President of GRQ Consultants, and, in such capacities, has voting and dispositive power over the securities held by GRQ 401K, GRQ Roth 401K, GRQ Defined and GRQ Consultants.

(10)	Excludes (i) 172,414 shares of common stock underlying unvested restricted stock units granted to Mr. Honig on December 11, 2014 which are issuable upon Mr. Honig’s resignation from the Board of Directors (subject to acceleration and forfeiture in certain circumstances); the restricted stock units vest on December 11, 2015, and Mr. Honig has no voting rights with respect to the restricted stock units until the underlying shares are issued; (ii) 1,628,000 shares of common stock held by ALAN S HONIG C/F HARRISON JAMES HONIG UTMA FL; (iii) 400,000 shares of common stock held by ALAN S HONIG C/F RYAN HONIG UTMA FL; (iv) 400,000 shares of common stock held by ALAN HONIG C/F CAMERON HONIG UTMA FL; (v) 400,000 shares of common stock held by ALAN S HONIG C/F JACOB HONIG UTMA FL; and (vi) 505 shares of Series E preferred stock held by Four Kids Investment Fund LLC. Mr. Honig’s father, as custodian, has voting and dispositive power over shares held by the accounts listed in (ii) – (v) above. Mr. Honig exercises no investment or voting power and disclaims beneficial ownership of the shares owned by accounts for which his father is custodian.

(11)	Represents (i) 333,334 unrestricted shares of common stock and (ii) 666,666 shares of restricted common stock which have not vested but over which Mr. Morrison exercises voting power. Excludes 172,414 shares of common stock underlying unvested restricted stock units granted to Mr. Morrison on December 11, 2014 which are issuable upon Mr. Morrison’s resignation from the Board of Directors (subject to acceleration and forfeiture in certain circumstances); the restricted stock units vest on December 11, 2015, and Mr. Morrison has no voting rights with respect to the restricted stock units until the underlying shares are issued.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of Related Person Transactions

We do not have a formal written policy for the review and approval of transactions with related parties. Our Board of Directors is responsible for reviewing and approving or ratifying related-persons transactions. We annually require each of our directors and executive officers to complete a directors’ or officers’ questionnaire, respectively, that elicits information about related party transactions. Our Board of Directors and legal counsel annually review all transactions and relationships disclosed in the directors’ and officers’ questionnaires, and the Board of Directors makes a formal determination regarding each director’s independence. If a transaction were to present a conflict of interest, the Board of Directors would determine the appropriate response.

42

Related Person Transactions

We have entered into agreements and arrangements with our executive officers and directors that are more fully described above under “Executive Compensation — Agreements with Executive Officers”, “Executive Compensation — Indemnification Agreements”, and “Director Compensation”.

Transactions with Levon Resources

On October 15, 2014, the Company entered into a Share Purchase Agreement and a Subscription Agreement with Levon Resources Ltd. (“Levon Resources”). The Share Purchase Agreement and Subscription Agreement provided for the sale to Levon Resources of 35,178,572 shares of the Company’s common stock for $0.28 per share, or $9,850,000 in the aggregate. The transaction was completed and the shares were issued on October 20, 2014. Immediately following the sale, Levon Resources beneficially owned approximately 9.9% of our outstanding common stock. The sale and exchange were completed on equivalent terms to the other investor purchasing in the private placement.

Transactions with Frost Gamma

On July 23, 2014, the Company entered into a Unit Purchase Agreement and a Subscription Agreement with Frost Gamma Investments Trust (“Frost Gamma”). The Unit Purchase Agreement and Subscription Agreement provided for the sale to Frost Gamma of 441,177 units of common stock and warrants, with each unit consisting of one share of common stock and a warrant to purchase 0.4 shares of common stock, having an exercise price of $0.45, at a purchase price of $0.34 per unit. The transaction was completed and the shares and warrants were issued on July 30, 2014. The sale and exchange were completed on equivalent terms to other investors purchasing in the private placement.

Transactions or Relationships with or involving Mr. Honig

In August 2013, we sold 5,050 shares of Series E preferred stock and warrants to purchase 6,060,000 shares of common stock to Mr. Honig in a private placement for a purchase price of $4,999,500. We also exchanged with Mr. Honig 652 shares of Series E preferred stock and warrants to purchase 782,400 shares of common stock for the outstanding principal and accrued interest of approximately $646,000 owed by us to Mr. Honig pursuant to a Credit Facility Agreement dated February 23, 2011, as amended, between a subsidiary of the Company and Mr. Honig. The sale and exchange were completed on equivalent terms to other investors purchasing in the private placement.

In July 2014, we sold to Mr. Honig 5,441,175 shares of common stock and warrants to purchase 2,176,469 shares of common stock in private placements for a purchase price of approximately $1.9 million. The sale was completed on equivalent terms to other investors purchasing in the private placements.

In October 2014, we sold to Mr. Honig 535,714 shares of common stock for a purchase price of $0.28 per share, or $150,000 in the aggregate, as part of a private placement involving Levon Resources. The sale was completed on equivalent terms to the other investor purchasing in the private placement.

In April 2015, we sold to Mr. Honig 7,692,307 units of the Company’s securities for a purchase price of $0.325 per unit, or $2,500,000 in the aggregate, as part of a private placement, with each unit comprised of one share of common stock and a 24-month warrant to purchase 0.4 of a share of the Company’s common stock. The sale was completed on equivalent terms to other investors purchasing in the private placement.

Transactions with Debra Struhsacker

Ms. Struhsacker was a consultant of the Company regarding environmental permitting and other matters from August 2011 until she joined the Company as Corporate Vice President in September 2013. Consulting fees and stock awards paid to Ms. Struhsacker in 2013 prior to her election as Corporate Vice President of the Company in September 2013 are reported as All Other Compensation in the Summary Compensation Table on page 38 of this registration statement on Form S-1.

43

Transactions with Timothy Janke

Prior to his appointment as the Chief Operating Officer of the Company in August 2014, Mr. Janke received consulting fees from the Company during fiscal year 2013 in the amount of $78,075. The Company also granted Mr. Janke 300,000 shares of restricted stock on February 12, 2013 and 300,000 shares of restricted stock on December 16, 2013, with an aggregate grant date fair value of $258,000, as additional compensation for his consulting services. In 2014, Mr. Janke received $36,225 in consulting fees, as discussed in footnote (3) to the Summary Compensation Table on page 36 of this registration statement on Form S-1.

Director Independence

We currently have three directors serving on our Board of Directors: Messrs. Alfers, Honig, and Morrison. We are not listed on a U.S. national securities exchange (though, as noted above, we have applied for listing on The NASDAQ Stock Market) and, as such, are not subject to director independence standards. Using the definition of independence set forth in the rules of The NASDAQ Stock Market, Mr. Morrison would be considered an independent director of the Company.

SELLING STOCKHOLDERS

Up to 49,453,635 shares of common stock are being offered by this prospectus, all of which are being registered for sale for the account of the selling stockholders and all of which were issued to the selling stockholders in the Private Placement. These shares consist of the following:

•	35,324,057 shares issued to the selling stockholders in the Private Placement; and

•	14,129,578 shares issuable upon exercise of the warrants issued to the selling stockholders in the Private Placement.

Each of the transactions by which the selling stockholders acquired their securities from us was exempt under the registration provisions of the Securities Act.

The 49,453,635 shares of common stock referred to above are being registered to permit public sales of the shares, and the selling stockholders may offer the shares for resale from time to time pursuant to this prospectus. The selling stockholders may also sell, transfer or otherwise dispose of all or a portion of their shares in transactions exempt from the registration requirements of the Securities Act or pursuant to another effective registration statement covering those shares. We may from time to time include additional selling stockholders in supplements or amendments to this prospectus.

The table below sets forth certain information regarding the selling stockholders and the shares of our common stock offered by them in this prospectus. Unless otherwise indicated in the footnotes to the table below: (i) subject to community property laws where applicable, the selling stockholders, to our knowledge, have sole voting and investment power with respect to the shares beneficially owned by them; (ii) none of the selling stockholders are broker-dealers, or are affiliates of a broker-dealer; and (iii) the selling stockholders have not had a material relationship with us within the past three years.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The selling stockholders’ percentage of ownership of our outstanding shares in the table below is based upon 404,859,676 shares of common stock assumed to be outstanding as of June 1, 2015, and includes the 14,129,578 shares issuable upon exercise of the warrants and registered for resale in this registration statement on Form S-1.

44

	Ownership Before Offering				Ownership After Offering (+)
SELLING STOCKHOLDER	Number of shares of common stock beneficially owned	Total number of shares offered	Shares of common stock offered	Shares of warrant shares offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Akshat Sethi	215,384	215,384	153,846	61,538	0	*	%
Alexander Gerould	42,000	42,000	30,000	12,000	0	*	%
Alok K. Agrawal	43,078	43,078	30,770	12,308	0	*	%
Alpha Capital Anstalt(1)	4,430,388	2,584,593	1,846,138	738,455	1,845,795	*	%
American European Insurance Co.(2)	344,614	344,614	246,153	98,461	0	*	%
Anders P. Lindholm	279,997	279,997	199,998	79,999	0	*	%
Andrew C. Thomas	60,306	60,306	43,076	17,230	0	*	%
Anson Investment Master Fund LP(3)	2,153,846	2,153,846	1,538,462	615,384	0	*	%
Arthur E. Pereless	258,459	258,459	184,614	73,845	0	*	%
ATG Capital LLC(4)	816,156	646,156	461,540	184,616	170,000	*	%
Barry R. Shaw	146,461	146,461	104,615	41,846	0	*	%
Benjamin Hasty	538,461	538,461	384,615	153,846	0	*	%
Blowers Farms LLC(5)	258,461	258,461	184,615	73,846	0	*	%
Brendan P. O'Grady	68,917	68,917	49,227	19,690	0	*	%
Brio Capital Master Fund Ltd. (6)	861,537	861,537	615,384	246,153	0	*	%
Bruce G. Krueger	107,800	107,800	77,000	30,800	0	*	%
Chris Nigel Ffinch	94,768	94,768	67,692	27,076	0	*	%
Colin Phillip Wells	41,890	41,890	29,922	11,968	0	*	%
Daniel Sheppard	86,153	86,153	61,538	24,615	0	*	%
David A. Kuhar	107,690	107,690	76,922	30,768	0	*	%
Douglas E. Jasek	430,766	430,766	307,690	123,076	0	*	%
Dr. Calvin Simmons	140,000	140,000	100,000	40,000	0	*	%
Edward E. Miller & Martha Carolina Rojas de Miller JTWROS	430,768	430,768	307,692	123,076	0	*	%
Edward John Mazur	366,153	366,153	261,538	104,615	0	*	%
Fabien Debarre	215,384	215,384	153,846	61,538	0	*	%
Fernando Malvido Olascoaga	107,690	107,690	76,922	30,768	0	*	%
Frans Zoetmulder	73,229	73,229	52,307	20,922	0	*	%
Gene R. Carlson & Cynthia L. Carlson JTWROS	107,692	107,692	76,923	30,769	0	*	%
George Diamantopoulos	107,690	107,690	76,922	30,768	0	*	%
Gerard De Jonge	86,151	86,151	61,537	24,614	0	*	%
Graham Lovett	861,537	861,537	615,384	246,153	0	*	%
GRQ Consultants, Inc. 401K(7)	60,593,840	10,769,229	7,692,307	3,076,922	49,824,611	12.31%
Gustavo Dos Reis Vasques	86,153	86,153	61,538	24,615	0	*	%
Guy W. Hartsig	93,498	86,153	61,538	24,615	7,345	*	%
Harry A. Theochari	430,764	430,764	307,689	123,075	0	*	%
Horberg Enterprises LP(8)	430,768	430,768	307,692	123,076	0	*	%
Howard & Mary Beth Bialick JTWROS	1,015,000	1,015,000	725,000	290,000	0	*	%
HSI Partnership(9)	172,306	172,306	123,076	49,230	0	*	%
Ian AN Wight	140,000	140,000	100,000	40,000	0	*	%
Intracoastal Capital LLC(10)	646,156	646,156	461,540	184,616	0	*	%
Jaime E. Vazquez & Kelly Anne Paiva Alves JTWROS	107,692	107,692	76,923	30,769	0	*	%
James Kinnell	538,459	538,459	384,614	153,845	0	*	%
James McLaughlin & Teresa W. McLaughlin JTWROS	193,845	193,845	138,461	55,384	0	*	%
James W. Lees	150,768	150,768	107,692	43,076	0	*	%
Jason H. Murray As Trustee For The Golden Pond Super Fund(11)	236,922	236,922	169,230	67,692	0	*	%
Jere D. Peak	49,000	49,000	35,000	14,000	0	*	%

45

	Ownership Before Offering				Ownership After Offering (+)
SELLING STOCKHOLDER	Number of shares of common stock beneficially owned	Total number of shares offered	Shares of common stock offered	Shares of warrant shares offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Joel F. Henning	140,000	140,000	100,000	40,000	0	*	%
John A. Lancione	140,000	140,000	100,000	40,000	0	*	%
John Avon	98,000	98,000	70,000	28,000	0	*	%
John Campbell	168,000	168,000	120,000	48,000	0	*	%
John Evans	224,000	224,000	160,000	64,000	0	*	%
John Malfer & Toni Malfer JTWROS	215,384	215,384	153,846	61,538	0	*	%
John McDermott	1,076,922	1,076,922	769,230	307,692	0	*	%
John R. B. Gould	430,768	430,768	307,692	123,076	0	*	%
Jose Maiz Garcia & Maria de Lourdes Domenc II JTWROS	142,153	142,153	101,538	40,615	0	*	%
JPMCC FBO Dennis Flyer IRA R/O(12)	140,000	140,000	100,000	40,000	0	*	%
Kanan HudHud Living Trust, Kanan HudHud and Charito HudHud TTEES(13)	49,000	49,000	35,000	14,000	0	*	%
Ken R. Klimitchek	86,100	86,100	61,500	24,600	0	*	%
Kenneth G. Williamson	215,384	215,384	153,846	61,538	0	*	%
Kevin Edward Burton & Jennifer Lynn Burton JTWROS	140,000	140,000	100,000	40,000	0	*	%
Kevin Lynch	56,000	56,000	40,000	16,000	0	*	%
L. Dean Fox	215,384	215,384	153,846	61,538	0	*	%
Lawrence Solomon Revocable Living Trust, Lawrence Solomon TTEE(14)	215,384	215,384	153,846	61,538	0	*	%
Lawrence T. Juette	53,900	53,900	38,500	15,400	0	*	%
Luis Fernando Alves Fonseca	43,076	43,076	30,769	12,307	0	*	%
M S Mughal	73,231	73,231	52,308	20,923	0	*	%
Manu Prasad Parikh	107,692	107,692	76,923	30,769	0	*	%
Mark A. Bradley	43,076	43,076	30,769	12,307	0	*	%
Mark J. Campbell	198,153	198,153	141,538	56,615	0	*	%
Melechdavid Inc.(15)	1,839,845	861,537	615,384	246,153	978,308	*	%
Michael C. Karsonovich	215,384	215,384	153,846	61,538	0	*	%
Michael Engdall & Susan Engdall JTWROS	107,692	107,692	76,923	30,769	0	*	%
Michael F. Tedesco	43,075	43,075	30,768	12,307	0	*	%
Michael Turner	107,692	107,692	76,923	30,769	0	*	%
Moishe Hartstein	430,768	430,768	307,692	123,076	0	*	%
Nachum Stein(16)	861,534	344,614	246,153	98,461	516,920	*	%
Nick Carosi III	430,768	430,768	307,692	123,076	0	*	%
Oliver Schulte	172,306	172,306	123,076	49,230	0	*	%
Patrick S. Thomas	107,692	107,692	76,923	30,769	0	*	%
Paul E. Hoffman	107,800	107,800	77,000	30,800	0	*	%
Paul J. Oster	86,153	86,153	61,538	24,615	0	*	%
Pedro B. Torres	107,690	107,690	76,922	30,768	0	*	%
Pinnacle Family Office Investments LP(17)	2,156,000	2,156,000	1,540,000	616,000	0	*	%
Point Capital, Inc.(18)	430,768	430,768	307,692	123,076	0	*	%
Principle Financial Holdings LLC(19)	215,384	215,384	153,846	61,538	0	*	%
Rafael Penunuri	236,920	236,920	169,229	67,691	0	*	%
Randall L. Payne & Kathy S. Payne JTWROS	628,920	628,920	449,229	179,691	0	*	%
Randolph L. Swickle	49,000	49,000	35,000	14,000	0	*	%
Richard Molinsky	340,000	140,000	100,000	40,000	200,000	*	%
Robert D. Cole III & Alice R. Cole JTWROS	140,000	140,000	100,000	40,000	0	*	%

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	Ownership Before Offering				Ownership After Offering (+)
SELLING STOCKHOLDER	Number of shares of common stock beneficially owned	Total number of shares offered	Shares of common stock offered	Shares of warrant shares offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Robert J. Gray	64,612	64,612	46,152	18,460	0	*	%
Robert R. Hair	86,153	86,153	61,538	24,615	0	*	%
Robert S. Orr	128,284	128,284	91,632	36,652	0	*	%
Ronald B. Low	1,550,000	700,000	500,000	200,000	850,000	*	%
Sandor Capital Master Fund(20)	3,131,392	878,768	627,692	251,076	2,252,624	*	%
Sarbjit Johl	280,000	280,000	200,000	80,000	0	*	%
Sean Moore	215,384	215,384	153,846	61,538	0	*	%
Seung Joon Park	129,228	129,228	92,306	36,922	0	*	%
Standard Sand & Silica Co. Inc.(21)	182,140	182,140	130,100	52,040	0	*	%
Stephen M. Schmitz	140,000	140,000	100,000	40,000	0	*	%
Sterne Agee & Leach C/F Richard D. Andersen, Bene Own Adella Nicholas Andersen Decd IRA(22)	280,000	280,000	200,000	80,000	0	*	%
Sterne Agee & Leach Inc. C/F David W. Frost IRA(23)	430,768	430,768	307,692	123,076	0	*	%
Sterne Agee & Leach Inc. C/F Donald E. Goodin R/O IRA(24)	81,845	81,845	58,461	23,384	0	*	%
Sterne Agee & Leach Inc. C/F Gary A. Robbins IRA(25)	49,000	49,000	35,000	14,000	0	*	%
Sterne Agee & Leach Inc. C/F Gregory Pyszczymuka IRA(26)	430,768	430,768	307,692	123,076	0	*	%
Sterne Agee & Leach Inc. C/F John P. Cotis R/O IRA(27)	86,153	86,153	61,538	24,615	0	*	%
Sterne Agee & Leach Inc. C/F Jonathan Steinhouse R/O IRA(28)	73,229	73,229	52,307	20,922	0	*	%
Sterne Agee & Leach Inc. C/F Joseph T. Oppito Bene Owner Patrick Oppito Decd IRA(29)	172,306	172,306	123,076	49,230	0	*	%
Sterne Agee & Leach Inc. C/F Mark J. Campbell IRA(30)	206,768	206,768	147,692	59,076	0	*	%
Sterne Agee & Leach Inc. C/F Raja M. Appachi R/O IRA(31)	86,153	86,153	61,538	24,615	0	*	%
Sterne Agee & Leach Inc. C/F Richard D. Andersen IRA(32)	151,200	151,200	108,000	43,200	0	*	%
Sterne Agee & Leach Inc. C/F Robert L. Wallerius R/O IRA(33)	60,306	60,306	43,076	17,230	0	*	%
Sterne Agee & Leach Inc. C/F William Bellinger IRA(34)	140,000	140,000	100,000	40,000	0	*	%
Sterne Agee & Leach Inc. C/F William Hieronymus IRA(35)	215,384	215,384	153,846	61,538	0	*	%
Stetson Capital Investments, Inc.(36)	3,785,373	2,584,615	1,846,154	738,461	1,200,758	*	%
Steve Octaviano	107,692	107,692	76,923	30,769	0	*	%
Steven A. Hobbs	323,073	323,073	230,767	92,306	0	*	%
Steven M. Alford & Laura S. Alford Living Trust, Steven & Laura Alford TTEES(37)	210,630	107,690	76,922	30,768	102,940	*	%
Steven Paul Rodi & Martina Rodi JTWROS	420,000	420,000	300,000	120,000	0	*	%
Terrence E. Rusin	59,220	59,220	42,300	16,920	0	*	%
Thomas E. Vandenberg	107,690	107,690	76,922	30,768	0	*	%

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	Ownership Before Offering				Ownership After Offering (+)
SELLING STOCKHOLDER	Number of shares of common stock beneficially owned	Total number of shares offered	Shares of common stock offered	Shares of warrant shares offered	Number of shares of common stock beneficially owned	Percentage of common stock beneficially owned
Thomas G. Marinaro	43,076	43,076	30,769	12,307	0	*	%
Thomas P. Schwan	105,000	105,000	75,000	30,000	0	*	%
Thomas R. Kaplan	107,692	107,692	76,923	30,769	0	*	%
Tim Engels	43,076	43,076	30,769	12,307	0	*	%
Tim N. Montgomery	280,000	280,000	200,000	80,000	0	*	%
Timothy Charles Davis	215,384	215,384	153,846	61,538	0	*	%
Vaughn B. Mosher	131,384	131,384	93,846	37,538	0	*	%
W. Garner McNett	280,000	280,000	200,000	80,000	0	*	%
Waleed Suhail Al-Nasrawi	107,692	107,692	76,923	30,769	0	*	%
Walter W. Gloyer & Karin H. Gloyer Trust, Walter Gloyer Trustee(38)	209,384	209,384	149,560	59,824	0	*	%
Warberg WF III LP(39)	210,000	210,000	150,000	60,000	0	*	%
William Allan Lucier TOD(40)	129,229	129,229	92,307	36,922	0	*	%
William M. Stocker III	107,692	107,692	76,923	30,769	0	*	%
Yuyun Li & David Norwood JTWROS	86,153	86,153	61,538	24,615	0	*	%
Zens Family Trust U/A 7/23/2011 Sally Zens TTEE(41)	106,828	106,828	76,306	30,522	0	*	%
TOTAL		49,453,635	35,324,057	14,129,578

 * represents less than 1%.

(+)      Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold and (b) that no other shares of our common stock beneficially owned by the selling stockholders are acquired or are sold prior to completion of this offering by the selling stockholders.

(1)	As the controlling director of Alpha Capital Anstalt, Konrad Ackermann has voting and investment power over shares of the Company held by this selling stockholder.
(2)	Nachum Stein has voting and investment power over shares of the Company held by this selling stockholder.
(3)	By virtue of M5V Advisors Inc.’s (“M5V”) and Frigate Ventures LP’s (“Frigate”) control, as general partners, of this selling stockholder, and by virtue of Moez Kassam and Adam Spears serving as directors of M5V and Bruce Wilson being the managing member of Admiralty Advisors LLC, which is the general partner of Frigate, Mr. Kassam, Mr. Spears, and Mr. Wilson share voting and investment power over shares of the Company held by this selling stockholder.
(4)	As the managing member of ATG Capital LLC, John O’Rourke has voting and investment power over shares of the Company held by this selling stockholder.
(5)	By virtue of being the sole member of Blowers Farms LLC, Dan Blowers has voting and investment power over shares of the Company held by this selling stockholder.
(6)	Shayne Hirsch is the sole managing member of Brio Capital Management LLC, which is the sole investment manager of the selling stockholder. As such, Shayne Hirsch has voting and investment power over shares of the Company held by this selling stockholder.
(7)	Barry Honig (a director of the Company) has voting and investment power over shares of the Company held by this selling stockholder. For additional information on the beneficial ownership of GRQ Consultants Inc. 401K and Mr. Honig, please see the section —“Security Ownership of Certain Beneficial Owners and Management”.
(8)	Howard Todd Horberg is the sole stockholder of Horberg Ventures GP Inc., which is the general partner of the selling stockholder. As such, Howard Todd Horberg has voting and investment power over shares of the Company held by this selling stockholder.

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(9)	Nachum Stein has voting and investment power over shares of the Company held by this selling stockholder.
(10)	Mitchell P. Kopin and Daniel B. Asher have shared voting and investment power over shares of the Company held by this selling stockholder.
(11)	As trustee, Jason H. Murray has voting and investment power over shares of the Company held by this selling stockholder.
(12)	Dennis Flyer has voting and investment power over shares of the Company held by this selling stockholder.
(13)	As trustees, Kanan HudHud and Charito HudHud have voting and investment power over shares of the Company held by this selling stockholder.
(14)	As trustee, Lawrence Solomon has voting and investment power over shares of the Company held by this selling stockholder.
(15)	As president and sole owner of Melechdavid, Inc., Mark Groussman has voting and investment power over shares of the Company held by this selling stockholder. Total beneficial ownership after the offering includes 101 shares of Series E preferred stock, which are convertible into 357,108 shares of common stock; 121,200 shares of common stock issuable upon the exercise of warrants received in connection with the issuance of the Series E preferred stock; and 500,000 shares of common stock in brokerage accounts.
(16)	Beneficial ownership for Nachum Stein includes 344,614 shares beneficially owned by American European Insurance Co., 172,306 shares beneficially owned by HSI Partnership Inc., and 344,614 shares beneficially owned by Mr. Stein individually. To avoid duplication, the total number of shares beneficially owned after the offering assumes the sale by Mr. Stein of all shares beneficially owned directly by Mr. Stein, but that the shares owned by American European Insurance Co. and HSI Partnership Inc. have not been sold.
(17)	As the manger of Pinnacle Family Office, LLC, which is the general partner of this selling stockholder, Barry M. Kitt has voting and investment power over shares of the Company held by this selling stockholder.
(18)	Pursuant to authority granted by the board of directors of Point Capital, Inc., Eric Weisblum and Richard Brand share voting and investment power over shares of the Company held by this selling stockholder.
(19)	By virtue of being the sole member of Principle Financial Holdings LLC, Chad Elms has voting and investment power over shares of the Company held by this selling stockholder.
(20)	John S. Lemak is the sole member of Sandor Advisors LLC, which is the general partner of Sandor Capital Management L.P., which is the general partner of Sandor Capital (QP) L.P., which is the general partner of the selling stockholder. As such, John S. Lemak has voting and investment power over shares of the Company held by this selling stockholder.
(21)	Lemuel Baylis Carnes III has voting and investment power over shares of the Company held by this selling stockholder.
(22)	Richard D. Andersen has voting and investment power over shares of the Company held by this selling stockholder.
(23)	David W. Frost has voting and investment power over shares of the Company held by this selling stockholder.
(24)	Donald E. Goodin has voting and investment power over shares of the Company held by this selling stockholder.
(25)	Gary A. Robbins has voting and investment power over shares of the Company held by this selling stockholder.
(26)	Gregory Pyszczymuka has voting and investment power over shares of the Company held by this selling stockholder.
(27)	John P. Cotis has voting and investment power over shares of the Company held by this selling stockholder.
(28)	Jonathan Steinhouse has voting and investment power over shares of the Company held by this selling stockholder.
(29)	Joseph Oppito has voting and investment power over shares of the Company held by this selling stockholder.
(30)	Mark J. Campbell has voting and investment power over shares of the Company held by this selling stockholder.
(31)	Raja M. Appachi has voting and investment power over shares of the Company held by this selling stockholder.
(32)	Richard D. Andersen has voting and investment power over shares of the Company held by this selling stockholder.

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(33)	Robert L. Wallerius has voting and investment power over shares of the Company held by this selling stockholder.
(34)	William Bellinger has voting and investment power over shares of the Company held by this selling stockholder.
(35)	William Hieronymus has voting and investment power over shares of the Company held by this selling stockholder.
(36)	John Stetson has voting and investment power over shares of the Company held by this selling stockholder.
(37)	As trustees, Steven M. Alford and Laura Alford have voting and investment power over shares of the Company held by this selling stockholder.
(38)	Walter Gloyer has voting and investment power over shares of the Company held by this selling stockholder.
(39)	Daniel Warsh and Jonathan Blumberg have voting and investment power over shares of the Company held by this selling stockholder.
(40)	William Allan Lucier has voting and investment power over shares of the Company held by this selling stockholder.
(41)	As trustee, Sally Zens has voting and investment power over shares of the Company held by this selling stockholder.

DESCRIPTION OF SECURITIES

We are authorized to issue 800,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock. As of June 1, 2015, we have issued and outstanding securities on a fully diluted basis:

•	390,730,098 shares of common stock (including 14,610,324 shares of restricted stock granted under our equity incentive plans that have not yet vested);

•	9,425 shares of Series E Convertible Preferred Stock, which are convertible into 33,324,114 shares of common stock;

•	Warrants to purchase 54,497,447 shares of common stock;

•	Options to purchase 32,600,000 shares of common stock.

Common Stock

The holders of our common stock are entitled to one vote per share. In addition, the holders of our common stock will be entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of legally available funds; however, the current policy of our Board of Directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our common stock will be entitled to share ratably in all assets that are legally available for distribution. The holders of our common stock will have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our Board of Directors.

Warrants

We currently have issued and outstanding warrants to purchase 54,497,447 shares of common stock, all currently exercisable, as follows:

•	Warrants to purchase 3,500,000 shares at $0.40 per share, expiring February 23, 2017;

•	Warrants to purchase 400,000 shares at $0.45 per share, expiring March 6, 2022;

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•	Warrants to purchase 3,909,031 shares at $0.50 per share, expiring December 7, 2015;

•	Warrants to purchase 13,435,590 shares at $0.40 per share, expiring in August 2016;

•	Warrants to purchase 10,631,522 shares at $0.45 per share, expiring January 2, 2017;

•	Warrants to purchase 1,884,139 shares at $0.34 per share, expiring January 2, 2017;

•	Warrants to purchase 984,700 shares at $0.45 per share, expiring January 14, 2017;

•	Warrants to purchase 241,252 shares at $0.34 per share, expiring January 14, 2017;

•	Warrants to purchase 2,725,454 shares at $0.45 per share, expiring January 30, 2017;

•	Warrants to purchase 342,855 shares at $0.34 per share, expiring January 30, 2017;

•	Warrants to purchase 150,000 shares at $0.30 per share, expiring January 28, 2019;

•	Warrants to purchase 11,895,968 shares(1) at $0.44 per share, expiring April 10, 2017;

•	Warrants to purchase 1,604,921 shares at $0.25 per share, expiring October 10, 2017;

•	Warrants to purchase 2,233,610 shares(1) at $0.44 per share, expiring April 21, 2017; and

•	Warrants to purchase 558,405 shares at $0.325 per share, expiring October 21, 2017.

(1)  Offered hereby.

The selling stockholders may exercise the warrants included in this prospectus on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement.

Registration Rights

In connection with the Private Placement, we entered into registration rights agreements with the selling stockholders dated April 10, 2015 and April 21, 2015 and providing for the registration of the resale of those shares.

Transfer Agent

The transfer agent for our common stock is Action Stock Transfer Corp. located at 2469 E. Fort Union Blvd., Ste 214, Salt Lake City, UT 84121.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with our accountants since our formation that are required to be disclosed pursuant to Item 304 of Regulation S-K, except those that have been previously reported in our filings with the Securities and Exchange Commission.

Indemnification of Directors and Officers

Nevada Revised Statutes Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

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Under Revised Statutes Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Articles of Incorporation provide that our officers and directors shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding related to their service as an officer or director. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. We must pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors or officers may have or hereafter acquire.

Our Articles of Incorporation provide that we may adopt bylaws to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may purchase and maintain insurance on behalf of any of officers and directors. The indemnification provided in our Articles of Incorporation continue as to a person who has ceased to be a director, officer, employee or agent, and inure to the benefit of the heirs, executors and administrators of such person.

Our Bylaws provide that a director or officer shall have no personal liability to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.3900.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and persons controlling us, we have been advised that it is the Securities and Exchange Commission’s opinion that such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

PLAN OF DISTRIBUTION

This prospectus relates to the sale by the selling stockholders identified in this prospectus of up to 49,453,635 shares of our common stock, par value $0.0001 per share, which includes (i) 35,324,057 shares issued to the selling stockholders in the Private Placement and (ii) 14,129,578 shares issuable upon exercise of the warrants issued to the selling stockholders in the Private Placement.

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

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•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The selling stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling stockholders.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities covered by this prospectus have been sold hereunder or pursuant to Rule 144 under the Securities Act or (ii) the date on which the securities covered by this prospectus may be sold by non-affiliates of the Company without current public information pursuant to Rule 144(c). The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Davis Graham & Stubbs LLP will pass upon the validity of the shares of common stock offered by the selling stockholders under this prospectus.

EXPERTS

The financial statements included in this reoffer prospectus have been so included in reliance on the report of KBL, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents are incorporated by reference into this registration statement on Form S-1, together with all exhibits filed therewith or incorporated therein by reference to the extent not otherwise amended or superseded by the contents of this registration statement:

•	Our Annual Report on Form 10-K for the year ending December 31, 2014, as filed with the SEC on March 5, 2015; and
•	Our Quarterly Report on Form 10-Q for the period ending March 31, 2015, as filed with the SEC on May 15, 2015.

To obtain a copy of these documents, please refer to “Where You Can Find Additional Information” below.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1, together with any amendments and related exhibits, under the Securities Act, with respect to our shares of common stock offered by this prospectus. The registration statement contains additional information about us and our shares of common stock that the selling stockholders are offering in this prospectus.

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission under the Securities Exchange Act. Our Securities and Exchange Commission filings, including the documents incorporated by reference into this registration statement on Form S-1, are available to the public over the Internet at the Securities and Exchange Commission’s website at http://www.sec.gov. Access to these electronic filings is available as soon as practicable after filing with the Securities and Exchange Commission. You may also read and copy any document we file at the Securities and Exchange Commission’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms and their copy charges. You may also request a copy of those filings, excluding exhibits, from us at no cost. Any such request should be addressed to us at: Pershing Gold Corporation, 1658 Cole Blvd., Bldg. 6, Suite 210, Lakewood, CO 80401, Attention: Corporate Secretary or by calling 720-974-7254. Our SEC filings are also available through the “Investor Relations” section of our website at www.pershinggold.com.

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GLOSSARY OF SELECTED MINING TERMS

The following is a glossary of selected mining terms used in this annual report on Form 10-K that may be technical in nature:

“Base metal” means a classification of metals usually considered to be of low value and higher chemical activity when compared with the precious metals (gold, silver, platinum, etc.). This nonspecific term generally refers to the high-volume, low-value metals copper, lead, tin, and zinc.

“Deposit” means an informal term for an accumulation of mineral ores.

“Doré” means a mixture of gold and silver that is produced from the refinery furnace.

“Exploration stage” means a U.S. Securities and Exchange Commission descriptive category applicable to public mining companies engaged in the search for mineral deposits and ore reserves and which are not either in the mineral development or the ore production stage.

“Feasibility study” means an engineering study designed to define the technical, economic, and legal viability of a mining project with a high degree of reliability.

“Formation” means a distinct layer of sedimentary rock of similar composition.

“Grade” means the metal content of ore, usually expressed in troy ounces per ton (2,000 pounds) or in grams per ton or metric tonnes that contain 2,204.6 pounds or 1,000 kilograms.

“Heap leach” means a mineral processing method involving the crushing and stacking of an ore on an impermeable liner upon which solutions are sprayed to dissolve metals, i.e. gold, copper, etc.; the solutions containing the metals are then collected and treated to recover the metals.

“Lode” means a classic vein, ledge, or other rock in place between definite walls.

“Millsite” means a specific location of five acres or less on public lands that are non-mineral in character. Millsites may be located in connection with a placer or lode claim for mining and milling purposes or as an independent/custom mill site that is independent of a mining claim.

“Mineralization” means the concentration of metals within a body of rock.

“Mineralized material” is a body that contains mineralization which has been delineated by appropriately spaced drilling and/or underground sampling to estimate a sufficient tonnage and average grade of metal(s). Such a deposit does not qualify as a reserve until a comprehensive evaluation based upon unit cost, grade, recoveries, and other material factors concludes legal and economic feasibility of extraction at the time of reserve determination.

“Mining” means the process of extraction and beneficiation of mineral reserves or mineral deposits to produce a marketable metal or mineral product. Exploration continues during the mining process and, in many cases, mineral reserves or mineral deposits are expanded during the life of the mine operations as the exploration potential of the deposit is realized.

“Mining claim” means a mining interest giving its holder the right to prospect, explore for and exploit minerals within a defined area.

“Net smelter return royalty” means a defined percentage of the gross revenue from a resource extraction operation, less a proportionate share of transportation, insurance, and smelting/refining costs.

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“Open pit” means a mine working or excavation open to the surface.

“Ore” means material containing minerals that can be economically extracted.

“Outcrop” means that part of a geologic formation or structure that appears at the surface of the earth.

“Precious metal” means any of several relatively scarce and valuable metals, such as gold, silver, and the platinum-group metals.

“Probable reserves” means reserves for which quantity and grade and/or quality are computed from information similar to that used for proven reserves, but the sites for inspection, sampling and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

“Production stage” means a project that is actively engaged in the process of extraction and beneficiation of mineral reserves or mineral deposits to produce a marketable metal or mineral product.

“Proven reserves” means reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes; grade and/or quality are computed from the results of detailed sampling and (b) the sites for inspection, sampling and measurement are spaced so closely and the geologic character is so well defined that size, shape, depth and mineral content of reserves are well-established.

“Reclamation” means the process of returning land to another use after mining is completed.

“Recovery” means that portion of the metal contained in the ore that is successfully extracted by processing, expressed as a percentage.

“Reserves” means that part of a mineral deposit that could be economically and legally extracted or produced at the time of reserve determination.

“Sampling” means selecting a fractional part of a mineral deposit for analysis.

“Sediment” means solid fragmental material that originates from weathering of rocks and is transported or deposited by air, water, or ice, or that accumulates by other natural agents, such as chemical precipitation from solution or secretion by organisms, and that forms in layers on the Earth’s surface at ordinary temperatures in a loose, unconsolidated form.

“Sedimentary” means formed by the deposition of sediment.

“Unpatented mining claim” means a mineral claim staked on federal or, in the case of severed mineral rights, private land (where the U.S. government has retained ownership of the locatable minerals) to which a deed from the U.S. government has not been received by the claimant. Unpatented claims give the claimant the exclusive right to explore for and to develop the underlying minerals and the right to use the surface for such purpose. However, the claimant does not own title to either the minerals or the surface, and the claim must include a discovery of valuable minerals to be valid and is subject to the payment of annual claim maintenance fees that are established by the governing authority of the land on which the claim is located.

“Vein” means a fissure, fault or crack in a rock filled by minerals that have traveled upwards from some deep source.

“Waste” means rock lacking sufficient grade and/or other characteristics of ore.

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49,453,635 Shares

PERSHING GOLD CORPORATION

Common Stock

PROSPECTUS

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

We are paying all of the selling stockholders’ expenses related to this offering, except that the selling stockholders will pay any applicable underwriting discounts and commissions. The fees and expenses payable by us in connection with this Registration Statement are estimated as follows:

Securities and Exchange Commission Registration Fee	$1,839
Accounting Fees and Expenses	$1,000
Legal Fees and Expenses	$30,000
Miscellaneous Fees and Expenses	$25,000
Total	$57,839

Item 14. Indemnification of Directors and Officers.

Nevada Revised Statutes Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director, officer, employee or agent must not have had reasonable cause to believe his/her conduct was unlawful.

Under Revised Statutes Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Articles of Incorporation provide that our officers and directors shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding related to their service as an officer or director. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. We must pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors or officers may have or hereafter acquire.

Our Articles of Incorporation provide that we may adopt bylaws to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may purchase and maintain insurance on behalf of any of officers and directors. The indemnification provided in our Articles of Incorporation shall continue as to a person who has ceased to be a director, officer, employee or agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

Our Bylaws provide that a director or officer shall have no personal liability to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of Nevada Revised Statutes Section 78.3900.

Item 15.  Recent Sales of Unregistered Securities.

On January 11, 2012, we issued 100,000 shares of common stock upon the conversion of 100,000 shares of Series B Preferred Stock. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

II-1

On January 27, 2012, we sold an aggregate of 1,376,250 Units with gross proceeds to the Company of $550,500. Each Unit was sold for a purchase price of $0.40 per Unit and consists of: (i) one share of Common Stock and (ii) a two-year warrant to purchase fifty (50%) percent of the number of shares of Common Stock purchased at an exercise price of $0.60 per share, subject to adjustment upon the occurrence of certain events. On February 7, 2012, the Company sold an additional 1,500,000 Units for gross proceeds to the Company of $49,500. On February 21, 2012, the Company sold an additional 437,500 Units with gross proceeds to the Company of $175,000. The Warrants may be exercised at any time on a cashless basis at 100% of the closing price for the Common Stock on the business day immediately prior to the date of exercise. The Company paid placement agent fees of $30,000 cash in connection with the sale of the Units. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and/or Rule 506 of Regulation D thereunder, as a transaction by an issuer not involving a public offering.

On February 1, 2012, we issued an aggregate of 4,400,000 shares of common stock upon the conversion of 4,400,000 shares of Series B Preferred Stock. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On February 9, 2012, we entered into an employment agreement with its Chief Executive Officer, Stephen Alfers, pursuant to which Mr. Alfers shall serve as the Chief Executive Officer of the Company until December 31, 2015, subject to renewal. Pursuant to the terms of his Employment Agreement, Mr. Alfers was issued (i) 12,000,000 shares of the Company’s restricted common stock and (ii) an option to purchase 10,000,000 shares of the Company’s common stock with a term of ten years and an exercise price equal to the closing price of the Company’s common stock on the trading day immediately prior to the date of issuance of such grant. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On February 14, 2012, we sold 300,000 Units with gross proceeds to the Company of $120,000. Each Unit was sold for a purchase price of $0.40 per Unit and consists of: (i) one share of Common Stock and (ii) a two-year warrant to purchase fifty (50%) percent of the number of shares of Common Stock purchased at an exercise price of $0.60 per share, subject to adjustment upon the occurrence of certain events. The Warrants may be exercised at any time on a cashless basis at 100% of the closing price for the Common Stock on the business day immediately prior to the date of exercise. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and/or Rule 506 of Regulation D thereunder, as a transaction by an issuer not involving a public offering.

On February 23, 2012, we entered into a Stock Purchase Agreement with two subscribers and sold 1,000,000 shares of its Series D Preferred Stock and an aggregate of 8,750,000 warrants to acquire shares of Common Stock at an exercise price of $0.40 per share for an aggregate purchase price of $1,000,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On February 23, 2012, we entered into a Note Modification Agreement with certain note holders to extend the maturity date of such notes. In consideration for entering into the Modification Agreements, the Company issued (i) warrants to purchase an aggregate of 5,180,400 shares of common stock at an exercise price of $0.40 per share and (ii) an aggregate of 2,000,000 shares of common stock to the note holders. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

II-2

On March 6, 2012, we authorized the issuance of options to purchase an aggregate of 1,100,000 shares of the Company’s common stock pursuant to the 2012 Equity Incentive Plan. Such grants of restricted stock shall vest as follows: 25% on the date of issuance and 25% on each of December 31, 2012, December 31, 2013 and December 31, 2014. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On March 7, 2012, we issued an aggregate of 500,000 shares of common stock upon the conversion of 500,000 shares of Series B Preferred Stock. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On March 6, 2012, we issued a warrant to purchase 400,000 shares of the Company’s common stock at an exercise price equal to the market price of the Company’s common stock on the date of issuance to a consultant in consideration for services rendered. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On March 20, 2012, we issued 250,000 shares of common stock to a third party in consideration for legal services rendered. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On March 30, 2012, we issued an aggregate of 10,768,331 shares of common stock upon conversion of outstanding convertible promissory notes. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On March 30, 2012, we issued an aggregate of 2,072,758 shares of common stock to holders of certain convertible promissory notes in consideration for the full conversion of such notes. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On March 30, 2012, we issued 1,153,143 shares of common stock in consideration for the conversion of Series D Preferred Stock and all accrued but unpaid dividends thereon. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On March 30, 2012, we issued an aggregate of 5,892,744 shares of common stock upon exercise of outstanding warrants. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On April 2, 2012, the Company sold 4,300,000 shares of common stock to certain accredited investors for an aggregate purchase price of $1,505,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

II-3

On April 5, 2012, the Company issued 10,000,000 shares of common stock and warrants to purchase an aggregate of 5,000,000 shares of the common stock at an exercise price of $0.60 per share to Victoria Gold Corp. in consideration for the purchase of certain mining claims. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

In April 2012, the Company issued 5,487,227 shares of Series D Preferred Stock in consideration for the conversion of certain convertible promissory notes and all accrued but unpaid interest thereon. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On April 9, 2012, the Company issued an aggregate of 9,576,285 shares of common stock in consideration for the cancellation of an aggregate of 31,920,953 warrants to purchase common stock, which were assumed by the Company from Continental in connection with the asset purchase sale. The shares were issued at a ratio of 300 shares of common stock for every 1,000 warrants to purchase shares of the Company’s common stock held. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On April 6, 2012, we issued options to purchase 12,000,000 shares of our common stock at an exercise price of $0.35 per share to our director, Barry Honig, pursuant to a consulting agreement. The options were issued to an “accredited investor,” as such term is defined in the Securities Act of 1933, as amended. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On April 10, 2012, we issued 200,000 shares of common stock to a consultant in consideration services rendered. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On April 10, 2012, the Company sold $500,000 of its 5% secured promissory note to an accredited investor. The full amount of principal and accrued interest under the note will be due and payable on the date that shall be the earlier to occur of (x) the sale of Noble Effort Gold LLC and Arttor Gold LLC, the Company’s subsidiaries (or the sale of substantially all of the assets of such subsidiaries) or (y) October 10, 2010. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On April 11, 2012, we issued 336,974 shares of common stock as a result of the cashless exercise of a warrant. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of the securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On April 18, 2012, we sold 85,714 shares of common stock to an accredited investor for an aggregate purchase price of $30,000. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On April 27, 2012, we issued 24,000 shares of common stock in consideration for the cancellation of an aggregate of 80,000 warrants to purchase common stock, which were assumed by the Company from Continental in connection with the asset purchase sale. The shares were issued at a ratio of 300 shares of common stock for every 1,000 warrants to purchase shares of the Company’s common stock held. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

II-4

On April 27, 2012, we issued 50,000 shares of common stock to a consultant in consideration for certain consulting services. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On May 30, 2012, we issued 70,950 shares of common stock in consideration for the cancellation of an aggregate of 236,500 warrants to purchase common stock, which were assumed by the Company from Continental in connection with the asset purchase sale. The shares were issued at a ratio of 300 shares of common stock for every 1,000 warrants to purchase shares of the Company’s common stock held. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On May 30, 2012, we issued 1,153,143 shares of common stock upon the conversion of 400,000 shares of Series D Convertible Preferred Stock. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On May 30, 2012, we issued 2,967,143 shares of common stock as a result of the cashless exercise of a warrant. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of the securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 14, 2012, we issued 58,050 shares of common stock in consideration for the cancellation of an aggregate of 193,500 warrants to purchase common stock, which were assumed by the Company from Continental in connection with the asset purchase sale. The shares were issued at a ratio of 300 shares of common stock for every 1,000 warrants to purchase shares of the Company’s common stock held. The transaction did not involve any underwriters, underwriting discounts or commissions, or any public offering. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 18, 2012, we issued ten year options to purchase 5,000,000 shares of common stock at an exercise price of $0.34 per share to Stephen Alfers, our Chief Executive Officer, which vest in full upon issuance. Additionally, on June 18, 2012, we issued a restricted stock grant of 5,000,000 shares of Common Stock to Mr. Alfers, which vest in three equal annual installments beginning one year from the date of issuance. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 18, 2012, we issued ten year options to purchase 1,000,000 shares of common stock at an exercise price of $0.34 per share to Barry Honig, our director, which vest in full upon issuance. Additionally, on June 18, 2012, we issued a restricted stock grant of 3,000,000 shares of Common Stock to Mr. Honig, which vest in three equal annual installments beginning one year from the date of issuance. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 18, 2012, we issued ten year options to purchase 500,000 shares of common stock at an exercise price of $0.34 per share to David Rector, our director, which vest 25% on the date of issuance and 25% on each of December 31, 2012, December 31, 2013 and December 31, 2014. Additionally, on June 18, 2012, we issued a restricted stock grant of 1,000,000 shares of common stock to Mr. Rector, which vest in three equal annual installments beginning one year from the date of issuance. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

II-5

On June 18, 2012, we issued ten year options to purchase an aggregate of 2,200,000 shares of common stock at an exercise price of $0.34 per share to certain of our employees and consultants which vest 25% on the date of issuance and 25% on each of December 31, 2012, December 31, 2013 and December 31, 2014. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 19, 2012, we issued 12,500,000 shares of common stock to Coeur Mining, Inc. and Frost Gamma Investments Trust pursuant to the terms of a subscription agreement dated as of June 19, 2012 in consideration for an aggregate purchase price of $4,000,000. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 19, 2012, in connection with the above issuance to Coeur Mining, Inc. and Frost Gamma Investments Trust, we issued 234,375 shares of common stock to a placement agent as consideration for certain placement agent services. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On June 19, 2012, we issued 1,795,000 shares of common stock to Frost Gamma pursuant to the terms of a Conversion Agreement whereby Frost Gamma agreed to convert its shares of Series C Preferred Stock and Series D Preferred Stock and waive the beneficial ownership blocker on 61 days’ notice limited Frost Gamma’s beneficial ownership of the Company’s securities to 9.99% of our issued and outstanding Common Stock. As consideration for agreeing to convert its Series C Preferred Stock and Series D Preferred Stock, we issued Frost Gamma an additional 3,000,000 shares of Common Stock. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On July 20, 2012, we issued options to our employee under our 2012 Equity Incentive Plan to purchase 300,000 shares of our common stock at an exercise price of $0.31 per share. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On August 1, 2012, we granted a consultant an option to acquire 150,000 shares of our common stock at an exercise price of $0.36 per share. 25,000 options will vest on the first day of each month beginning August 1, 2012, and the options may not be exercised after June 30, 2016. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On August 20, 2012, we issued 27,490,513 shares of common stock to an investor pursuant to the terms of the Conversion Agreement dated as of June 19, 2012 whereby such stockholder agreed to convert its shares of Series C Preferred Stock and Series D Preferred Stock and waive the beneficial ownership blocker on 61 days’ notice limiting such stockholder’s beneficial ownership of the Company’s securities to 9.99% of our issued and outstanding Common Stock. The 27,490,513 shares represent the balance of shares owed to the stockholder as a result of the lapse of the 61 day notice of waiver of the beneficial ownership blocker. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

In October 2012, the Company issued warrants to purchase an aggregate of 124,560 shares of the Company’s common stock at an exercise price of $0.60 per share to the designees of a placement agent in consideration for services rendered in connection with private placements that occurred between October 2011 and February 2012. The warrants expire on February 21, 2014. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

II-6

On November 21, 2012, we entered into a revised offer letter with Eric Alexander, our Vice President Finance and Controller, pursuant to which Mr. Alexander will have an annual salary of $175,000. In addition, in connection with his appointment, the Company granted Mr. Alexander 200,000 shares of the Company’s restricted stock pursuant to and subject to the terms of the Company’s 2012 Equity Incentive Plan. The shares vest as follows: 33.33% on November 30, 2013, 33.33% on November 30, 2014, and 33.34% on November 30, 2015. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof or Rule 506 of Regulation D thereunder, as a transaction by an issuer not involving a public offering.

On December 3, 2012, we completed a private offering of common stock to accredited investors, including one of our directors, in which we sold an aggregate of 9,469,548 shares of common stock and warrants for the purchase of 3,787,819 shares of common stock for an aggregate purchase price of $3,124,950. The purchase price for one share of common stock and a warrant to acquire 0.40 of a share of common stock was $0.33. The warrants are exercisable immediately at an exercise price of $0.50 per share and will expire on December 7, 2015. In connection with the foregoing sale, we issued 303,030 shares of common stock and 121,212 warrants to a placement agent in consideration for its placement agent services. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof or Rule 506 of Regulation D thereunder, as a transaction by an issuer not involving a public offering.

On February 12, 2013, the Company issued 1,000,000 shares of restricted common stock to Eric Alexander, our Vice President of Finance and Controller. Such restricted shares shall vest in three equal annual installments beginning one year from the date of issuance. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On February 12, 2013, the Company issued 1,000,000 shares of restricted common stock to Alex Morrison, our director. Such restricted shares shall vest in three equal annual installments beginning one year from the date of issuance. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On February 12, 2013, the Company issued aggregate of 4,700,000 shares of restricted common stock to certain of our employees and consultants which vest in three equal annual installments beginning one year from the date of issuance. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On March 1, 2013, we issued options to purchase 150,000 shares of our common stock at an exercise price of $0.44 per share to consultants of the Company pursuant to a consulting agreement for business advisory services. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On August 8, 2013, in connection with a private placement, we issued 9,743 shares of Series E Preferred Stock and Warrants to acquire an aggregate of 11,691,600 shares of Common Stock, for aggregate gross consideration of approximately $9.6. This amount includes approximately $646,000, which was the amount of principal and interest outstanding under the Credit Facility Agreement, dated February 23, 2011, as amended, by and among the Company, The Empire Sports & Entertainment, Co., EXCX Funding Corp., Barry Honig and Michael Brauser that was exchanged for the issuance of Series E Preferred Stock and Warrants to the remaining lender. A total of 29,229,000 shares of Common Stock are issuable upon conversion of the Series E Preferred Stock. Certain broker-dealers acted on behalf of the Company and will be paid aggregate cash commissions of approximately $76,000 and will be issued warrants to purchase an aggregate of 13,590 shares of Common Stock. The Company relied on the exemption from registration under Section 4(2) of the Securities Act or Rule 506 of Regulation D, as a transaction by an issuer not involving a public offering, for purposes of the private placement.

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On August 15, 2013, in connection with a private placement, we issued 328 shares of Series E Preferred Stock and Warrants to acquire an aggregate of 393,600 shares of Common Stock, for aggregate gross consideration of approximately $325,000. A total of 29,229,000 shares of Common Stock are issuable upon conversion of the Series E Preferred Stock. A total of 984,000 shares of Common Stock are issuable upon conversion of the Series E Preferred Stock. The Company relied on the exemption from registration under Section 4(2) of the Securities Act or Rule 506 of Regulation D, as a transaction by an issuer not involving a public offering, for purposes of the private placement.

On August 22, 2013 and August 23, 2013, in connection with a private placement, we issued 1,114 shares of Series E Preferred Stock and Warrants to acquire an aggregate of 1,336,800 shares of Common Stock, for aggregate gross proceeds of approximately $1.1 million. A total of 3,342,000 shares of Common Stock are issuable upon conversion of the Series E Preferred Stock. The Company relied on the exemption from registration under Section 4(2) of the Securities Act or Rule 506 of Regulation D, as a transaction by an issuer not involving a public offering, for purposes of the private placement.

On August 25, 2013, we granted a consultant options to purchase 200,000 shares of our common stock at an exercise price of $0.40 per share in consideration for investor relations-related services. All 200,000 options vested immediately upon issuance, and such options may not be exercised after August 25, 2018. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On November 1, 2013, the Company issued 125,000 shares of restricted common stock to Jack Perkins, our Vice President of Investor Relations. Such shares of restricted common stock vest in three equal annual installments beginning one year from the date of issuance. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On December 16, 2013, the Company issued aggregate of 2,500,000 shares of restricted common stock to certain of our employees and consultants.  One third of such shares of restricted common stock vested immediately upon issuance, and the remaining shares of restricted common stock will vest in equal installments on December 16, 2015 and December 16, 2016.  The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On January 1, 2014, the Company issued 250,000 shares of restricted common stock to Daniel Moore, our Vice President General Manager of Relief Canyon Mine.  Such shares of restricted common stock vest in three equal annual installments beginning on December 31, 2014. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On July 2, 2014 and July 14, 2014, in connection with a private placement, we issued 29,040,614 shares of common stock and warrants to acquire an aggregate of 11,616,222 shares of common stock to certain accredited investors, for aggregate gross proceeds of approximately $9.8 million. The Company relied on the exemption from registration under Section 4(2) of the Securities Act or Rule 506 of Regulation D, as a transaction by an issuer not involving a public offering, for purposes of the private placement.

On July 2, 2014 and July 14, 2014, in connection with the private placement, we issued warrants to acquire an aggregate of 2,125,391 shares of common stock to a placement agent as consideration for certain placement agent services. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On July 30, 2014, in connection with a private placement, we issued 6,813,645 shares of common stock and warrants to acquire an aggregate of 2,725,454 shares of common stock to certain accredited investors, for aggregate gross proceeds of approximately $2.3 million. The Company relied on the exemption from registration under Section 4(2) of the Securities Act or Rule 506 of Regulation D, as a transaction by an issuer not involving a public offering, for purposes of the private placement.

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On July 30, 2014, in connection with the private placement, we issued warrants to acquire an aggregate of 342,855 shares of common stock to a placement agent as consideration for certain placement agent services. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On October 20, 2014, in connection with a private placement, we issued 35,714,287 shares of common stock for aggregate gross proceeds of $10.0 million. The purchasers in the private placement were Levon Resources and Barry Honig, one of our directors. The Company relied on the exemptions from registration under Section 4(2) of the Securities Act, or Rule 506 of Regulation D, as a transaction by an issuer not involving a public offering, and Regulation S for purposes of the private placement.

On December 11, 2014, we issued an aggregate of 3,410,000 shares of restricted common stock pursuant to our 2013 Equity Incentive Plan to certain of our employees and consultants. Such shares of restricted common stock vest in three approximately equal annual installments beginning one year from the date of issuance. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On December 11, 2014, we issued an aggregate of 344,828 restricted stock units to certain of our directors. The restricted stock units vest in full on December 11, 2015. For each vested restricted stock unit, the director will be entitled to receive one unrestricted share of Common Stock upon the director’s termination of service on the Company’s board of directors or upon a change of control (as defined in the Company’s 2013 Equity Incentive Plan). The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On January 28, 2015, the Company issued four-year warrants to purchase 150,000 shares of common stock to a consultant. The warrants vested on March 1, 2015 and are exercisable at $0.30 per share. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933 by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On April 10, 2015, in connection with a private placement, we issued 29,740,001 shares of common stock and warrants to acquire an aggregate of 11,895,968 shares of common stock to certain accredited investors, for aggregate gross proceeds of approximately $9.6 million. The Company relied on the exemptions from registration under Section 4(2) of the Securities Act, or Rule 506 of Regulation D, as a transaction by an issuer not involving a public offering, or Regulation S, for purposes of the private placement.

On April 10, 2015, in connection with the aforementioned private placement, we issued warrants to acquire an aggregate of 1,604,921 shares of common stock to a placement agent as consideration for certain placement agent services. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

On April 21, 2015, in connection with a private placement, we issued 5,584,056 shares of common stock and warrants to acquire an aggregate of 2,233,610 shares of common stock to certain accredited investors, for aggregate gross proceeds of approximately $1.8 million. The Company relied on the exemption from registration under Section 4(2) of the Securities Act or Rule 506 of Regulation D, as a transaction by an issuer not involving a public offering, or Regulation S, for purposes of the private placement.

On April 21, 2015, in connection with the aforementioned private placement, we issued warrants to acquire an aggregate of 558,405 shares of common stock to a placement agent as consideration for certain placement agent services. The issuance of these securities was deemed to be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction by an issuer not involving a public offering.

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Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description
2.1	Share Exchange Agreement dated as of September 29, 2010, by and among The Empire Sports & Entertainment Holdings Co., The Empire Sports & Entertainment, Co. and the shareholders of The Empire Sports & Entertainment Co. (Incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)
3.1	Amended and Restated Articles of Incorporation, as amended by certificates of amendment dated May 16, 2011, February 27, 2012, and December 11, 2014 (Incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2010)
3.2	Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 4, 2010)
3.3	Certificate of Designation for Series E (Incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2013)
4.1	Form of Warrant (Incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 24, 2012)
4.2	Form of Warrant Agreement (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on December 4, 2012)
4.3	Form of Warrant Agreement (Incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2013)
4.4	Form of Warrant (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 18, 2014)
4.5	Form of Warrant (Incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 30, 2014)
4.6	Form of Investor Warrant (Incorporated by reference to Exhibit 4.1 to the Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2015)
4.7	Form of Placement Agent Warrant (Incorporated by reference to Exhibit 4.2 to the Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2015)
5.1	Opinion of Davis Graham & Stubbs LLP*
10.1	The Empire Sports & Entertainment Holdings Co. 2010 Equity Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)+
10.2	Form of 2010 Incentive Stock Option Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)+
10.3	Form of 2010 Non-Qualified Stock Option Agreement (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2010)+
10.4	Employment Agreement with Stephen Alfers (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 13, 2012) +
10.5	Indemnification Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 13, 2012)
10.6	2012 Equity Incentive Plan (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 13, 2012) +
10.7	Consulting Agreement with Barry Honig (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 11, 2012)
10.8	Revised Offer Letter, dated November 21, 2012, between the Company and Eric Alexander (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2012)
10.9	Severance Compensation Agreement, dated November 21, 2012, between the Company and Eric Alexander (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on November 26, 2012)
10.10	First Amendment to Restricted Stock Agreement, dated February 8, 2013, between the Company and Eric Alexander (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 15, 2013)
10.11	Form of the 2012 Equity Incentive Plan Restricted Stock Agreement (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 15, 2013)+
10.12	First Amendment to Restricted Stock Agreement, dated February 8, 2013, between the Company and Stephen Alfers (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 15, 2013)
10.13	First Amendment to Executive Employment Agreement, dated February 8, 2013, between the Company and Stephen Alfers (Incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 15, 2013)

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10.14	Form of Indemnification Agreement (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 19, 2013)
10.15	Pershing Gold Corporation 2013 Equity Incentive Plan (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 19, 2013)
10.16	Form of 2012 Equity Incentive Plan Amended and Restated Nonqualified Stock Option Agreement (Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2013)
10.17	Form of 2012 Equity Incentive Plan Nonqualified Stock Option Agreement (Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2013)+
10.18	Form of 2012 Equity Incentive Plan Amended and Restated Restricted Stock Agreement (Incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2013)+
10.19	Form of Restricted Stock Agreement (Incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2013)
10.20	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2013)
10.21	Registration Rights Agreement(Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 14, 2013)
10.22	Form of Subscription Agreement, dated July 2, 2014 and July 18, 2014, among the Company and certain accredited investors (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 18, 2014)
10.23	Form of Unit Purchase Agreement, dated July 2, 2014 and July 18, 2014, among the Company and certain accredited investors (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 18, 2014)
10.24	Registration Rights Agreement, dated July 2, 2014 and July 18, 2014, among the Company and certain accredited investors (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 18, 2014)
10.25	Form of Subscription Agreement, dated July 30, 2014, among the Company and certain accredited investors (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 30, 2014)
10.26	Form of Unit Purchase Agreement, dated July 30, 2014, among the Company and certain accredited investors (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 30, 2014)
10.27	Registration Rights Agreement, dated July 30, 2014, among the Company and certain accredited investors (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on July 30, 2014)
10.28	Subscription Agreement, dated October 15, 2014, among the Company and certain accredited investors (Incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 21, 2014)
10.29	Share Purchase Agreement, dated October 15, 2014, among the Company and certain accredited investors (Incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 21, 2014)
10.30	Registration Rights Agreement, dated October 15, 2014, among the Company and certain accredited investors (Incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 21, 2014)
10.31	Asset Purchase Agreement dated effective January 13, 2015 among Newmont USA Limited, Pershing Gold Corporation and Gold Acquisition Corporation (Incorporated by reference to Exhibit 10.31 to the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 5, 2015)
10.32	Mining Lease dated January 15, 2015, between New Nevada Resources, LLC and New Nevada Lands, LLC, as lessor, and Gold Acquisition Corp., as lessee (Incorporated by reference to Exhibit 10.32 to the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 5, 2015)
10.33	Consulting Agreement, dated February 1, 2015, between the Company and Alex Morrison (Incorporated by reference to Exhibit 10.33 to the Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 5, 2015)

II-11

10.34	Form of Subscription Agreement among the Company and certain accredited investors (Incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2015)
10.35	Form of Registration Rights Agreement among the Company and certain accredited investors (Incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2015)
10.36	Placement Agency Agreement, dated March 19, 2015, between the Company and Noble Financial Capital Markets (Incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 15, 2015)
21.1	List of Subsidiaries*
23.1	Consent of KBL, LLP*
23.2	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page)*

* Filed herewith.

+ Management contract or compensatory plan or arrangement.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is relying on Rule 430B:

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(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lakewood, State of Colorado on June 4, 2015.

PERSHING GOLD CORPORATION

(Registrant)

June 4, 2015	By:	/s/ Stephen Alfers
Name: Stephen Alfers
Title: President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Stephen Alfers and Eric Alexander, and each of them, the undersigned’s true and lawful attorney-in-fact and agent, with full power of substitution, for the undersigned and in his name, place and stead, to sign in any and all capacities (including, without limitation, the capacities listed below), the registration statement, any and all amendments (including post-effective amendments) to the registration statement and any and all successor registration statements of Pershing Gold Corporation, including any filings pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and anything necessary to be done to enable Pershing Gold Corporation to comply with the provisions of the Securities Act and all the requirements of the Securities and Exchange Commission, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute, or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Stephen Alfers
Stephen Alfers	President, Chief Executive Officer and Chairman	June 4, 2015
(Principal Executive Officer)

/s/ Eric Alexander
Eric Alexander	Vice President Finance and Controller	June 4, 2015
(Principal Financial and Accounting Officer)

/s/ Barry Honig
Barry Honig	Director	June 4, 2015

/s/ Alex Morrison
Alex Morrison	Director	June 4, 2015

EXHIBIT INDEX

Exhibit No.	Description
5.1	Opinion of Davis Graham & Stubbs LLP*
21.1	List of Subsidiaries*
23.1	Consent of KBL, LLP*
23.2	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1)*
24.1	Powers of Attorney (included on signature page)*

* Filed herewith.